UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

SCHEDULE 14A
(RULE 14a-101)

_________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Lindblad Expeditions Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

_________________

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

_________________

The 2016 Annual Meeting of Stockholders of Lindblad Expeditions Holdings, Inc. will be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, on Thursday, June 2, 2016, beginning at 10:00 A.M. local time. At the meeting, the holders of outstanding common stock will act on the following matters:

(1)      The election of Paul J. Brown and Bernard W. Aronson, the two nominees named in the attached proxy statement, as Class A Directors to serve terms expiring at the annual meeting of stockholders to be held in 2019 and until their successors have been elected and qualified;

(2)      The approval, on an advisory basis, of the 2015 compensation of our named executive officers;

(3)      The ratification of the appointment of Marcum LLP as our independent registered certified public accounting firm for fiscal 2016;

(4)      The approval of the 2016 CEO Share Allocation Plan; and

(5)      The transaction of any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 6, 2016 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

We hope you will be able to attend the meeting, but in any event we would appreciate your submitting your proxy as promptly as possible. You may vote via the Internet, or by telephone, as instructed on the Notice of Internet Availability of Proxy Materials or as instructed on the accompanying proxy. If you received or requested a copy of the proxy card by mail or by e-mail, you may submit your vote by mail. We encourage you to vote via the Internet or by telephone. These methods are convenient and save the Company significant postage and processing charges. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

/s/ Mark D. Ein
Mark D. Ein
Chairman of the Board

Dated: April 15, 2016

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

PRINCIPAL STOCKHOLDERS	5

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	7

PROPOSAL NO. 1 ELECTION OF DIRECTORS	8

CORPORATE GOVERNANCE	11

EXECUTIVE OFFICERS	15

EXECUTIVE COMPENSATION	17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	27

PROPOSAL NO. 2 ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION	30

PROPOSAL NO. 3 THE RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2016	31

PROPOSAL NO. 4 2016 CEO SHARE ALLOCATION PLAN	32

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES	39

AUDIT COMMITTEE REPORT	40

STOCKHOLDER PROPOSALS FOR THE 2017 MEETING	41

OTHER MATTERS	41

i

Lindblad Expeditions Holdings, Inc.
96 Morton Street, 9th Floor
New York, NY 10014

2016 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2016

_________________

PROXY STATEMENT

_________________

The Board of Directors of Lindblad Expeditions Holdings, Inc. (the “Company,” “we,” “us,” “our,” and “ours”) is soliciting proxies from its stockholders to be used at the 2016 Annual Meeting of Stockholders to be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 on Thursday, June 2, 2016, beginning at 10:00 A.M. local time, and at any postponements or adjournments thereof. This proxy statement contains information related to the annual meeting.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

On or about April 15, 2016, we mailed to our stockholders who have not previously requested to receive these materials by mail or e-mail a Notice of Internet Availability of Proxy Materials containing instructions on how to access this proxy statement and our annual report and vote online. The notice instructs you as to how you may access and review all of the important information contained in the proxy materials. The notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you received the notice by mail, you will not automatically receive a printed copy of our proxy materials or annual report unless you follow the instructions for requesting these materials included in the notice.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board of Directors is soliciting proxies for the 2016 Annual Meeting of Stockholders. You are receiving a proxy statement because you owned shares of our common stock on April 6, 2016 and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board of Directors, the compensation of directors and executive officers and other information that the Securities and Exchange Commission requires us to provide annually to our stockholders.

Who is entitled to vote at the meeting?

Holders of common stock as of the close of business on the record date, April 6, 2016, will receive notice of, and be eligible to vote at, the annual meeting and at any adjournment or postponement of the annual meeting. At the close of business on the record date, we had outstanding and entitled to vote 45,505,228 shares of common stock.

How many votes do I have?

Each outstanding share of our common stock you owned as of the record date will be entitled to one vote for each matter considered at the meeting. There is no cumulative voting.

Who can attend the meeting?

Only persons with evidence of stock ownership as of the record date or who are invited guests of the Company, as determined by our Board of Directors or our executive officers, may attend and be admitted to the annual meeting of the stockholders. Stockholders with evidence of stock ownership as of the record date may be accompanied by one guest. Photo identification may be required (a valid driver’s license, state identification or passport). If a stockholder’s shares are registered in the name of a broker, trust, bank or other nominee, the stockholder must bring a proxy or a letter from that broker, trust, bank or other nominee or their most recent brokerage account statement that confirms that the stockholder was a beneficial owner of our shares of stock as of the record date. Since seating is limited, admission to the meeting will be on a first-come, first-served basis.

Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum, permitting the conduct of business at the meeting. Proxies received but marked as abstentions or broker non-votes, if any, will be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. Our Board of Directors has designated Sven-Olof Lindblad and Ian T. Rogers, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf. You can vote by proxy by any of the following methods.

Voting by Telephone or Through the Internet. If you are a registered stockholder (that is, if you own shares in your own name and not through a broker, bank or other nominee that holds shares for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 11:59 p.m., eastern daylight time, on June 1, 2016. Please see the Notice of Internet Availability or proxy card for instructions on how to access the telephone and Internet voting systems.

Voting by Proxy Card. Each stockholder electing to receive stockholder materials by mail may vote by proxy by using the accompanying proxy card. When you return a proxy card that is properly signed and completed, the shares represented by your proxy will be voted as you specify on the proxy card.

If you hold your shares in “street name,” we have supplied copies of our proxy materials for the 2016 Annual Meeting of Stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. You must either direct the bank, broker or other nominee as to how to vote your shares, or obtain a proxy from the bank, broker or other nominee to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other nominee for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then your shares will not be voted with respect to any proposal other than the ratification of our auditors. The Board and management do not intend to present any matters at this time at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals designated as proxies discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

Can I change my vote?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing a notice of revocation with the Secretary of the Company or mailing a proxy bearing a later date, submitting your proxy again by telephone or over the Internet or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How is the Company soliciting this proxy?

We are soliciting this proxy on behalf of our Board of Directors and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies through further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our stock and to obtain proxies.

Will stockholders be asked to vote on any other matters?

To the knowledge of the Company and its management, stockholders will vote only on the matters described in this proxy statement. However, if any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

The two nominees receiving the highest vote totals of the eligible shares of our common stock that are present, in person or by proxy, and entitled to vote at the meeting will be elected as our directors. The approval of the advisory resolution on executive compensation, the ratification of the appointment of Marcum LLP, and the approval of the 2016 CEO Share Allocation Plan require the affirmative vote of the majority of the votes present, in person or by proxy, and entitled to vote at the meeting.

How are votes counted?

With regard to the election of directors, votes may be cast in favor or withheld and votes that are withheld will be excluded entirely from the vote and will have no effect. You may not cumulate your votes for the election of directors.

For the other proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions are considered to be present and entitled to vote at the meeting and, therefore, will have the effect of a vote against each of the proposals.

If you hold your shares in “street name,” we have supplied copies of our proxy materials for our 2016 Annual Meeting of Stockholders to the broker, bank or other nominee holding your shares of record and they have the responsibility to send these proxy materials to you. Your broker, bank or other nominee that has not received voting instructions from you may not vote on any proposal other than the appointment of Marcum LLP. These so-called “broker non-votes” will be included in the calculation of the number of votes considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval of any of the proposals and will have no effect on the outcome of any of the proposals. Your broker, bank or other nominee is permitted to vote your shares on the appointment of Marcum LLP as our independent auditor without receiving voting instructions from you.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement, proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

If I previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail and wish to access these materials via the Internet or via electronic delivery in the future, what should I do?

If you have previously signed up to receive stockholder materials, including proxy statements and annual reports, by mail, you may choose to receive these materials by accessing the Internet or via electronic delivery in the future. You can help us achieve a substantial reduction in our printing and mailing costs by choosing to receive stockholder materials by means other than mail. If you choose to receive your proxy materials by accessing the Internet, then before next year’s annual meeting, you will receive a Notice of Internet Availability of Proxy Materials when the proxy materials and annual report are available over the Internet. If you choose instead to receive your proxy materials via electronic delivery, you will receive an email containing the proxy materials.

If your shares are registered in your own name (instead of through a broker or other nominee), sign up to receive proxy materials in the future by accessing the Internet or via electronic delivery by visiting the following website: www.proxyvote.com.

Your election to receive your proxy materials by accessing the Internet or by electronic delivery will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or by calling or sending a written request addressed to:

Lindblad Expeditions Holdings, Inc.
96 Morton Street, 9th Floor
New York, NY 10014
Attn: Thomas Diverio
(212) 261-9000

If you hold your shares in an account at a brokerage firm or bank participating in a “street name” program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

How can I obtain paper copies of the proxy materials, 10-K and other financial information?

Stockholders can access our 2016 proxy statement, our annual report on Form 10-K and our other filings with the Securities and Exchange Commission as well as our corporate governance and other related information on the investor relations page of our website at www.expeditions.com.

The Securities and Exchange Commission’s rules permit us to deliver a single Notice of Internet Availability of Proxy Materials or single set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one notice, proxy statement and annual report to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice or annual meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices, proxy statements and annual reports for your household, please write to Thomas Diverio at our address set forth above.

If you elected to receive our stockholder materials via the Internet or via electronic delivery, you may request paper copies, without charge, by written request addressed to the address set forth above.

Where can I find the voting results of the annual meeting?

We will announce the preliminary voting results at the annual meeting and release the final results in a Form 8-K within four business days following the annual meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 6, 2016 by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our current directors and executive officers, and (iii) all of our current directors and executive officers as a group. Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of April 6, 2016 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership representing less than 1% is denoted with an asterisk (*). The address of named beneficial owners that are our officers and/or directors is: c/o Lindblad Expeditions Holdings, Inc., 96 Morton Street, 9th Floor, New York, NY 10014. The following table is based upon information supplied by officers and directors, and with respect to 5% or greater stockholders who are not officers or directors, information filed with the Securities and Exchange Commission.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned(1)
Management and Directors:
Sven-Olof Lindblad(2)	14,125,827	31.0%
Ian T. Rogers(3)	543,410	1.2%
John T. McClain(4)	—	*
Dean (Trey) Byus III(5)	244,059	*
Richard P. Fontaine	—	*
J. Tyler Skarda(6)	—	*
Mark D. Ein(7)	7,467,751	15.1%
L. Dyson Dryden(8)	2,386,802	5.1%
Bernard W. Aronson(9)	6,660	*
Paul J. Brown(9)	6,660	*
John M. Fahey(10)	5,000	*

All directors and executive officers as a group (11 persons)	24,786,169	48.7%

5% Owners:
Capitol Acquisition Management 2 LLC(7)	7,467,751	15.1%
Putnam Investments, LLC(11)	2,325,593	5.1%
TD Asset Management Inc.(12)	2,952,000	6.5%
Wellington Management Group LLP(13)	2,499,355	5.5%
T. Rowe Price Associates, Inc.(14)	3,466,255	7.6%
Talas Shipping GmbH & Co. KG and Two Mountain Ltd.(15)	5,891,960	12.9%
National Geographic Society(16)	2,762,499	6.1%

____________

*         Denotes ownership of less than 1% of the outstanding shares of common stock.

(1)      Derivative securities exercisable or convertible into shares of our common stock within sixty (60) days of April 6, 2016 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding securities, but are not deemed outstanding for computing the percentage of any other person. Based on 45,531,868 shares of common stock issued and outstanding as of April 6, 2016 (including outstanding restricted stock).

(2)      In connection with the merger on July 8, 2015 and as a condition to the extension of the agreements between us and National Geographic Society (“National Geographic”), Mr. Lindblad entered into a call option agreement granting National Geographic the right to purchase 2,387,499 of Mr. Lindblad’s shares in the Company for a per share price of $10.00 per share. The amount of shares beneficially owned includes the shares that are subject to the option agreement with National Geographic.

(3)      Excludes options to purchase 1,433,136 shares of our common stock that vest 50% on each of December 31, 2016 and 2017.

(4)      Excludes options to purchase 300,000 shares of our common stock vesting annually pro rata over a four-year period under our 2015 Long-Term Incentive Plan beginning on November 10, 2016.

(5)      Excludes options to purchase 477,712 shares of our common stock that vest 50% on each of December 31, 2016 and 2017.

(6)      Excludes options to purchase 20,000 shares of our common stock vesting annually pro rata over a three-year period under our 2015 Long-Term Incentive Plan beginning on January 4, 2017.

(7)      Represents shares held by Capitol Acquisition Management 2 LLC, of which Leland Investments Inc., an entity controlled by Mr. Ein, is the sole member. As a result, Mr. Ein has voting and dispositive control over such shares. Includes 4,004,675 warrants and 93,417 shares of incentive common stock, subject to forfeiture if our common stock does not trade above $13.00 per share for any 20 trading days during any 30-day period until July 8, 2019, which will be contributed to National Geographic for the purpose of the Lindblad Expeditions - National Geographic Joint Fund for Exploration and Conservation (“LEX-NG Fund”), for no additional consideration, within three business days after their release from escrow in connection with the lapse of such forfeiture conditions. Also includes 6,660 shares of restricted stock that vests in equal installments on each of August 8, 2016, 2017 and 2018 held by Mr. Ein directly.

(8)      Includes 1,334,891 warrants and 28,250 shares of incentive common stock, subject to forfeiture if our common stock does not trade above $13.00 per share for any 20 trading days during any 30-day period until July 8, 2019, which will be contributed to National Geographic for the purpose of the LEX-NG Fund, for no additional consideration, within three business days after their release from escrow in connection with the lapse of such forfeiture conditions. Also includes 6,660 shares of restricted stock that vests in equal installments on each of August 8, 2016, 2017 and 2018.

(9)      Includes 6,660 shares of restricted stock that vests in equal installments on each of August 8, 2016, 2017 and 2018.

(10)   Excludes 6,660 restricted stock units that vest in equal installments on each of August 8, 2016, 2017 and 2018.

(11)   Information from Schedule 13G filed on February 16, 2016 by Putnam Investments, LLC (“PI”), Putnam Investment Management, LLC (“PIM”) and The Putnam Advisory Company, LLC (“PAC”). PI wholly owns two registered investment advisers: PIM, which is the investment adviser to the Putnam family of mutual funds, and PAC, which is the investment adviser to Putnam’s institutional clients. Both subsidiaries have dispositive power over the shares as investment managers. In the case of shares held by the Putnam mutual funds managed by PIM, the mutual funds, through their boards of trustees, have voting power. Unless otherwise indicated, PAC has sole voting power over the shares held by its institutional clients. PI reported beneficial ownership of 2,325,593 shares, PIM reported beneficial ownership of 1,954,222 shares and PAC reported beneficial ownership of 371,371 shares. The address of the reporting entities is One Post Office Square, Boston, MA 02109.

(12)   Information from Schedule 13G/A filed on February 11, 2016 by TD Asset Management Inc. (“TDAM”) and TDAM USA Inc. (“TDAM-USA”). TDAM reported sole beneficial ownership of 2,946,000 shares and TDAM-USA reported sole beneficial ownership of 6,000 shares. The address of the reporting entities is Canada Trust Tower, BCE Place, 161 Bay Street, 35th Floor, Toronto, Ontario, M5J 2T2.

(13)   Information from Schedule 13G filed on February 11, 2016 by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP. Each of the entities reported shared voting power over 2,041,261 shares and shared dispositive power over 2,499,255 shares. The address of the reporting entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(14)   Information from Schedule 13G filed on February 11, 2016 by T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Funds, Inc. T. Rowe Price Associates, Inc. reported sole voting power over 464,054 shares and sole dispositive power over 3,466,255 shares. T. Rowe Price New Horizons Funds, Inc. reported sole voting power over 3,002,201 shares. The address of the reporting entities is 100 E. Pratt Street, Baltimore, MD 21202.

(15)   Information from Schedule 13G filed on July 20, 2015 by Talas Shipping GmbH & Co. KG (“Talas”), Two Mountain Ltd. (“Two Mountain”), Johann Killinger (“Dr. Killinger”) and Dirk Baldeweg (“Dr. Baldeweg”). Each of Dr. Killinger and Dr. Baldeweg serve as managing director to Talas and director to Two Mountain. Each of Dr. Killinger and Dr. Baldeweg may be deemed the beneficial owner of (i) 3,028,223 shares beneficially owned by Talas and (ii) 2,863,737 shares beneficially owned by Two Mountain. The address of the reporting entities is Schlossstrasse 5, 23883 Seedorf, Germany.

(16)   The extension of our Alliance and License Agreement and Tour Operator Agreement between us and National Geographic was contingent on the execution by Mr. Lindblad of a call option agreement granting National Geographic the right to purchase 2,387,499 of Mr. Lindblad’s shares in the Company for a per share price of $10.00 per share. The amount of common stock expected to be beneficially owned by National Geographic assumes the exercise of this call option by National Geographic. The amount beneficially owned also includes 375,000 shares contributed to National Geographic, for no additional consideration, for the purpose of the LEX-NG Fund and excludes 125,000 shares that will be contributed to National Geographic, for no additional consideration, by Mr. Ein, Mr. Dryden and the other initial stockholders for the purpose of the LEX-NG Fund if our common stock trades above $13.00 per share for any 20 trading days during any 30-day period until July 8, 2019. The business address of National Geographic is 1145 17th Street NW, Washington, DC 20036. Assuming National Geographic exercises its option to acquire shares of our common stock, Gary E. Knell will have dispositive and/or voting power with respect to such shares by reason of his status as President and Chief Executive Officer of National Geographic. Mr. Knell disclaims beneficial ownership of any shares of our common stock owned or acquired by National Geographic.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and stockholders holding more than 10% of our outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in beneficial ownership of our common stock. Executive officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on a review of the Securities and Exchange Commission filed ownership reports during 2015, we believe that all Section 16(a) filing requirements were met during 2015.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

General

We maintain a staggered Board of Directors divided into three classes. Each director generally serves for a term ending on the date of the third annual stockholders’ meeting following the annual stockholders’ meeting at which such director’s class was most recently elected and until his or her successor is duly elected and qualified. The number of authorized directors as of the date of this proxy statement is six.

Currently, there are two directors in each of Class A (Paul J. Brown and Bernard W. Aronson), Class B (L. Dyson Dryden and John M. Fahey) and Class C (Sven-Olof Lindblad and Mark D. Ein). At the annual meeting, the term of our two Class A directors, Paul J. Brown and Bernard W. Aronson, will expire. At the annual meeting, our stockholders will elect Paul J. Brown and Bernard W. Aronson as Class A directors to serve until our 2019 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Information about each of our directors and director nominees is set forth below.

The individuals named as proxy voters in the accompanying proxy, or their substitutes, will vote for the Board’s nominees with respect to all proxies we receive unless instructions to the contrary are provided. If any nominee becomes unavailable for any reason, the votes will be cast for a substitute nominee designated by our Board. Our directors have no reason to believe that any of the nominees named below will be unable to serve if elected. We strongly encourage our directors to attend our annual meeting.

The following sets forth certain information, as of April 15, 2016, about each of the Board’s nominees for election at the annual meeting and each of our directors whose term will continue after our annual meeting.

Nominees for Election at the Annual Meeting

Class A Directors — Terms Expiring 2019

Paul J. Brown, age 49, has served as a director since July 8, 2015. Mr. Brown has served as the Chief Executive Officer of Arby’s Restaurant Group, Inc. since May 2013. He served as President, Brands and Commercial Services for Hilton Worldwide, Inc., a global hospitality company, from 2008 to April 2013. From 2005 to 2008, Mr. Brown was with Expedia Inc., most recently serving as President, Expedia North America and Expedia Inc. Partner Services Group. From 2001 through 2005, Mr. Brown was a Partner with McKinsey & Co., Inc. in their London and Atlanta offices. Earlier in his career, he was Senior Vice President of Brand Services for Intercontinental Hotels Group, Inc., a Manager with the Boston Consulting Group, Inc., and a Senior Consultant with Andersen Consulting. Mr. Brown is currently a director of H&R Block, Inc., serves as a member of the Georgia Institute of Technology’s Advisory Board, and the boards of the Metro Atlanta Chamber and the Arby’s Foundation. Mr. Brown was previously a director of Borders Group, Inc. from 2009 until 2011, where he was a member of the Audit Committee. Mr. Brown holds a B.A. in Management from the Georgia Institute of Technology and a M.B.A. from the Kellogg Graduate School of Management, Northwestern University.

We consider Mr. Brown well-qualified to serve as a member of the Board due to his executive leadership, operations, financial management, e-commerce, brand management, and enterprise risk management experience.

Bernard W. Aronson, age 69, has served as a director since July 29, 2015. Mr. Aronson is currently Founding Partner of ACON Investments, L.L.C., a middle market private equity group. He also serves as the U.S. Special Envoy to the Columbian Peace Process, appointed by President Obama in February 2015. His distinguished career has included positions in the private and government sectors, including international advisor to Goldman, Sachs & Co. from 1993 to 1996; Assistant Secretary of State for Inter-American Affairs from 1989 to 1993 where he was presented with the Distinguished Service Award for his role in ending the conflicts in Central America; and several White House positions under the Carter Administration. Mr. Aronson previously served as a director of Royal Caribbean Cruises LTD from 1993 until 2015, and also serves or has served during the past five years as a director of Kate Spade Inc., Hyatt Hotels Corporation, Chroma Oil and Gas, LP, Sequitur Energy, ACON Franchise Holdings, Mariner Energy and Northern Tier Energy. He serves on several Non-Profit Boards including The Amazon Conservation Team and the National Democratic Institute for International affairs and is a member of the Council on Foreign Relations. He graduated with Honors from the University of Chicago.

We consider Mr. Aronson well-qualified to serve as a member of the Board due to his prior experience as a member of the Board of Directors of Royal Caribbean Cruises LTD and his extensive business experience.

RECOMMENDATION OF THE BOARD:
The Board of Directors recommends a vote FOR each of the above director nominees.

Directors Continuing in Office

Class B Directors — Term Expiring 2017

L. Dyson Dryden, age 40, has served as a member of the Board of Directors since March 2013. Mr. Dryden has served as the President and Chief Financial Officer and a member of the Board of Directors of Capitol Acquisition Corp. III since July 2015 and was our Chief Financial Officer from March 2013 until our merger with Lindblad Expeditions, Inc. (“Lindblad”) on July 8, 2015. Mr. Dryden is the founder of Dryden Capital Management, LLC, a private investment firm that invests in and builds private companies, and has served as its President since March 2013. From August 2005 to February 2013, Mr. Dryden worked in Citigroup’s Investment Banking division in New York, most recently as a Managing Director where he led the coverage effort for a number of the firm’s Global Technology, Media and Telecommunications clients. From 2000 to 2005, Mr. Dryden held the titles of Associate and Vice President at Jefferies & Company, a middle market investment banking firm. From 1998 to 2000, Mr. Dryden worked in the investment banking group at BB&T Corporation. Mr. Dryden holds a B.S. in Business Administration with a dual concentration in finance and management from the University of Richmond.

We consider Mr. Dryden well-qualified to serve as a member of the Board due to his finance and capital markets knowledge and experience.

John M. Fahey, age 64, has served as a director since July 8, 2015. Mr. Fahey served as Chairman of the National Geographic Society from January 2011 until February 2016 and was Chief Executive Officer of the National Geographic Society from March 1998 to December 2013 and President of the organization from March 1998 to December 2010. During his tenure as President and Chief Executive Officer, Fahey led the Society’s entry into cable television with the National Geographic Channels; the international growth of National Geographic magazine; and the extension of National Geographic content into digital media. In addition to continuing the Society’s efforts to improve geographic literacy, Fahey guided the expansion of the Society’s Mission Programs during the past decade, including the creation of the National Geographic Explorers-in-Residence, Fellows and Emerging Explorers programs. Fahey also guided the Society’s move into the creation of regional grant-making programs around the world, beginning in Northern Europe and Asia. Fahey joined National Geographic in April 1996, as the first President and Chief Executive Officer of National Geographic Ventures, the nonprofit Society’s wholly owned, taxable subsidiary. Prior to that, he was Chairman, President and Chief Executive Officer of Time Life Inc., a wholly owned subsidiary of Time Warner Inc., for seven years. He worked previously for Home Box Office, where he was instrumental in the startup of CINEMAX. He also was a circulation manager for Time magazine. In 2011, he received Peru’s highest civilian award, “Orden del Sol del Peru,” for his and National Geographic’s role in helping retrieve a collection of ancient artifacts taken from Machu Picchu in 1912. In February 2014, President Obama appointed Fahey to a six-year term on the Smithsonian Board of Regents, the governing body of the Smithsonian Institution. He also serves on the board and executive committee of the Smithsonian National Museum of Natural History as well as the boards of Time Inc., where he is lead director; and Johnson Outdoors Inc. Mr. Fahey received his bachelor’s degree in engineering from Manhattan College and his master’s in business administration from the University of Michigan. In 2008, he received the David D. Alger Alumni Achievement Award from the University of Michigan’s Ross School of Business.

We consider Mr. Fahey well-qualified to serve as a member of the Board due to his relationship with the National Geographic Society and his business leadership.

Class C Directors — Terms Expiring 2018

Sven-Olof Lindblad, age 65, founded Lindblad and has been its President and Chief Executive Officer since its inception. Mr. Lindblad has served as our director since July 8, 2015. Mr. Lindblad’s travel background and familiarity with adventure-travel and wildlife dates back to his childhood and with his father, Lars-Eric Lindblad. Mr. Lindblad founded Lindblad in order to offer innovative and educational travel expeditions to the world’s most remarkable places, capturing the true spirit of adventure. In May 2006, Mr. Lindblad received international recognition for his model of tourism in a ceremony hosted by HRH, Grand Duke Henri of Luxembourg at the Grand-Ducal Palace. In addition, a newly discovered endemic species of moth in the Galápagos Islands, Undulambia lindbladi, has been named in honor of Mr. Lindblad. Mr. Lindblad is an honorary member of the General Assembly of the Charles Darwin Foundation for the Galápagos Islands; serves on the Board of The Safina Center and on the National Geographic Council of Advisors; is commissioner of the Aspen Institute’s Commission on Arctic Climate Change, is a founder of the non-profit organization, Ocean Elders, which brings together global leaders to pursue the protection of the ocean’s habitat and wildlife, and serves on the Board of Advisors for Pristine Seas.

We consider Mr. Lindblad well-qualified to serve as a member of the Board due to his leadership, extensive travel background and familiarity with adventure-travel.

Mark D. Ein, age 51, has served as our Chairman of the Board and director since our inception. Mr. Ein also served as our Chief Executive Officer, Treasurer and Secretary from our inception until our merger with Lindblad on July 8, 2015. Mr. Ein is currently the Chairman, Chief Executive Officer, and a member of the Board of Directors of Capitol Acquisition Corp. III. Mr. Ein is an investor, entrepreneur and philanthropist, who has created, acquired, invested in and built a series of growth companies across a diverse set of industries over the course of his 24-year career. From June 2007 to October 2009, Mr. Ein was the Chief Executive Officer and Director of Capitol I, a blank check company formed for substantially similar purposes as Capitol. Capitol I completed its business combination with Two Harbors Investment Corp., a Maryland real estate investment trust, in October 2009. From October 2009 to May 2015, Mr. Ein served as the Non-Executive Vice Chairman of Two Harbor’s Board of Directors. Mr. Ein is the Founder of Venturehouse Group, LLC, a holding company that creates, invests in and builds companies, and has served as its Chief Executive Officer since 1999. Venturehouse’s portfolio includes or has included the seed investment in Matrics Technologies in August 2000 (sold to Symbol Technologies in September 2004), the lead investment in the buyout of Cibernet Corporation from the CTIA in March 2003 (sold to MACH S.à.r.l. in April 2007), the acquisition of VSGi from Net2000 Communications, and an early investment in XM Satellite Radio. He has also been the President of Leland Investments Inc., a private investment firm, since 2005. Mr. Ein is Co-Chairman of Kastle Holding Company LLC, which through its subsidiaries conducts the business of Kastle Systems, LLC, a provider of building and office security systems that was acquired in January 2007. An entity owned by Mr. Ein is also the majority owner and managing member of Kastle Holding Company LLC. In 2008, Mr. Ein founded and is the owner of the Washington Kastles, the WorldTeamTennis franchise in Washington, D.C., that has won the league championship for the last five seasons and six times in its eight years in the league. In 2009, he was given the key to the city by Mayor Adrian Fenty of Washington, D.C. for the team’s contributions to the community. Previously in his career, Mr. Ein worked for The Carlyle Group, Brentwood Associates, and Goldman, Sachs & Co. Mr. Ein is the Chairman of the Board of VSGi. Mr. Ein is the Chairman of the Board of the District of Columbia Public Education Fund (DC-CPF) and also serves on the Board of Directors of the United States Tennis Association, The District of Columbia College Access Program (DC-CAP), and the International Tennis Hall of Fame. He was appointed by Mayor Vincent Gray to be a member of the D.C. Tax Revision Commission and also serves on the Executive Committee of the Federal City Council. Mr. Ein received a B.S. in Economics with a concentration in Finance from the University of Pennsylvania’s Wharton School of Finance and an M.B.A. from the Harvard Business School.

We consider Mr. Ein well-qualified to serve as a member of the Board due to his public company experience, business leadership and operational experience.

CORPORATE GOVERNANCE

Board Composition

Directors hold office for a term ending on the date of the third annual stockholders’ meeting following the annual meeting at which such director’s class was most recently elected until the earlier of their death, resignation, removal or until their successors have been duly elected and qualified. There are no family relationships among our directors. Our bylaws provide that the number of members of our Board of Directors may be changed from time to time by resolutions adopted by the Board of Directors provided that there shall not be less than one director nor more than nine directors. Our Board of Directors currently consists of six members.

Board Leadership Structure

Our Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman should be separate. Our Board reserves the right to assign the responsibilities of the Chief Executive Officer and Chairman position as determined by our Board to be in our best interest. In the circumstance where the responsibilities of the Chief Executive Officer and Chairman are vested in the same individual or in other circumstances when deemed appropriate, the Board will designate a lead independent director from among the independent directors to preside at the meetings of the non-employee director executive sessions.

Currently, Mark D. Ein serves as our non-executive Chairman of the Board. Our Board retains the authority to modify this structure to best address our unique circumstances as and when appropriate.

Board Role in Risk Oversight

Our full Board is responsible for the oversight of our operational risk management process. Our Board has assigned responsibility for addressing certain risks, and the steps management has taken to monitor, control and report such risk, to our audit committee with appropriate reporting to the full Board. Our Board relies on our compensation committee to address significant risk exposures facing us with respect to compensation. Our compensation committee will periodically conduct a review of our compensation policies and practices to assess whether any risks arising from such policies and practices are reasonably likely to materially adversely affect us.

Number of Meetings of the Board of Directors

The Board held a total of nine meetings during 2015. Of the nine meetings held during 2015, three Board meetings were held after our merger with Lindblad. Directors are expected to attend Board meetings and to spend time needed to meet as frequently as necessary to properly discharge their responsibilities. Each director attended at least 75% of the aggregate number of meetings of the Board during 2015.

Director Independence

The Board has determined that each of Bernard W. Aronson, Paul J. Brown, L. Dyson Dryden, Mark D. Ein and John M. Fahey qualify as “independent” directors under the applicable definition of the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”).

Stockholder Communications

Stockholders may send communications to our directors as a group or individually, by writing to those individuals or the group: c/o the Secretary, 96 Morton Street, 9th Floor, New York, NY 10014. The Board Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or our business to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

Committees of the Board of Directors

Our Board of Directors currently has three standing committees: (i) a nominating committee, (ii) an audit committee and (iii) a compensation committee. Each of these board committees are described below. Members of these committees will be elected annually at the regular Board meeting held in conjunction with the annual stockholders’ meeting. The charter of our nominating committee, audit committee and compensation committee available on the investor relations page of our website at www.expeditions.com.

Nominating Committee

The nominating committee consists of Messrs. Ein, Fahey and Brown, with Mr. Ein serving as Chairman, each of whom was appointed to the nominating committee effective upon the consummation of our merger with Lindblad. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board of Directors. During the fiscal year ended December 31, 2015, the former members of our nominating committee, prior to the completion of the merger with Lindblad, met one time to approve the nominees for election at our special meeting of stockholders held on July 1, 2015.

The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others. Currently, the guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

•         should have demonstrated notable or significant achievements in business, education or public service;

•         should possess the requisite intelligence, education and experience to make a significant contribution to the Board of Directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•         should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board of Directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Nominations of persons for election to the Board at the annual meeting may also be made by any stockholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to our Secretary at 96 Morton Street, 9th Floor, New York, NY 10014. To be timely, a stockholder’s notice shall be received by the Secretary at our principal executive offices not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the annual meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholders’ notice to the Secretary must also include the information about the stockholder and the nominee as well as the other information required pursuant to our bylaws.

Audit Committee

The audit committee consists of Messrs. Dryden, Ein and Brown, with Mr. Dryden serving as Chairman, each of whom was appointed to the audit committee effective upon the consummation of our merger with Lindblad. Each of the members of the audit committee is independent under the applicable Nasdaq listing standards for audit committee members. The purpose of the audit committee is to appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

•         reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Form 10-K;

•         discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

•         discussing with management major risk assessment and risk management policies;

•         monitoring the independence of our independent auditor;

•         verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

•         reviewing and approving all related-party transactions;

•         inquiring and discussing with management our compliance with applicable laws and regulations;

•         pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

•         appointing or replacing the independent auditor;

•         determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•         establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

During the fiscal year ended December 31, 2015, our audit committee met two times prior to the completion of the merger with Lindblad and two times following the completion of the merger.

Financial Experts on Audit Committee. The audit committee will at all times be composed exclusively of “independent directors,” as defined for audit committee members under the Nasdaq listing standards and the rules and regulations of the Securities and Exchange Commission, who are “financially literate,” as defined under Nasdaq’s listing standards. Nasdaq’s listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The Board of Directors has determined that each of Messrs. Ein, Dryden and Brown satisfy Nasdaq’s definition of financial sophistication and also will qualify as an “audit committee financial expert” as defined under rules and regulations of the Securities and Exchange Commission.

Compensation Committee

The compensation committee consists of Messrs. Fahey, Dryden and Ein, with Mr. Fahey serving as Chairman, each of whom was appointed to the compensation committee effective upon the consummation of our merger with Lindblad. The purpose of the compensation committee is to review and approve compensation paid to our officers and directors and to administer our incentive compensation plans, including authority to make and modify awards under any such plans. Our compensation committee did not meet during fiscal 2015 due to the timing of our merger with Lindblad.

Director Compensation

Our non-employee director compensation currently includes annual cash fees of $50,000 and an annual grant of $75,000 in shares of restricted stock that vests over three years. Our 2015 annual restricted stock grant was made on January 4, 2016 with the award resulting in 6,660 restricted shares that vest in three equal annual installments on each of August 8, 2016, 2017 and 2018. We have also established a deferred compensation program for our non-employee directors to elect to defer receipt of their director compensation. None of our directors received any compensation for services rendered to us prior to our completion of the merger with Lindblad.

DIRECTOR COMPENSATION FOR 2015

Name	Fees Earned or Paid in Cash		Option Awards	Stock Awards	All Other Compensation	Total
Mark D. Ein	$24,050	(1)	$—	$—	$—	$24,050
Bernard W. Aronson	$21,200	(2)	$—	$—	$—	$21,200
Paul J. Brown	$24,050	(1)	$—	$—	$—	$24,050
L. Dyson Dryden	$24,050	(1)	$—	$—	$—	$24,050
John M. Fahey	$24,050	(1)	$—	$—	$—	$24,050
Lawrence Calcano(3)	$—		$—	$—	$—	$—
Richard C. Donaldson(3)	$—		$—	$—	$—	$—
Piyush Sodha(3)	$—		$—	$—	$—	$—

____________

(1)      Amount represents prorated annual cash retainer for the period beginning July 8, 2015, the date of the consummation of our merger with Lindblad, through December 31, 2015.

(2)      Amount represents prorated annual cash retainer for the period beginning July 29, 2015, the date of Mr. Aronson’s appointment as a director, through December 31, 2015.

(3)      Messrs. Calcano, Donaldson and Sodha served as our directors until our merger with Lindblad. No director received compensation for services rendered to us prior to our merger with Lindblad.

EXECUTIVE OFFICERS

Certain information regarding our executive officers is provided below:

Name	Age	Position
Sven-Olof Lindblad	65	Chief Executive Officer, President and Director
Ian T. Rogers	51	Chief Operating Officer, Vice President and Treasurer
John T. McClain	55	Chief Financial Officer
Dean (Trey) Byus III	47	Chief Expedition Officer
Richard P. Fontaine	51	Chief Marketing Officer
J. Tyler Skarda	51	Senior Vice President, Marine Operations

For information with respect to Sven-Olof Lindblad, please see the information about the members of our Board of Directors on the preceding pages. There are no family relationships among our directors or executive officers.

Ian T. Rogers joined Lindblad in the spring of 2009 as its Chief Financial Officer and Treasurer and in 2014 his role expanded to also include the positions of Vice President and Chief Operating Officer. In connection with the appointment of John T. McClain as our Chief Financial Officer in November 2015, Mr. Rogers ceased serving as our Chief Financial Officer at such time. During 2008, Mr. Rogers served as an independent financial consultant to Lindblad. Mr. Rogers served as Chief Financial Officer for E Suites Hotels, LLC from 2007 to 2008 and was Chief Financial Officer of Tauck World Discovery from 2006 to 2007. From 1992 to 2006 Mr. Rogers was Senior Director of Finance, Vice President of Finance and Divisional CFO of Carlson Hotels Worldwide (Carlson Companies). Mr. Rogers has broad experience in hotel, travel, leisure and cruise businesses in the U.S., Eastern Europe, the Caribbean and the Middle East. Mr. Rogers holds an M.B.A. from the University of Minnesota and a B.S. in Hospitality Management from the University of Bournemouth, UK.

John T. McClain joined us as Chief Financial Officer in November 2015. Mr. McClain previously served as the Chief Financial Officer of The Jones Group Inc., a leading global designer, marketer and wholesaler of over 25 brands, from July 2007 until the sale of the company to Sycamore Partners in April 2014. From April 2014 to August 2014, he continued to provide Senior Advisor services related to financial operations to The Jones Group Inc. Mr. McClain has served on the board of Nine West Holdings from April 2014 through October 2015, the board and audit committee of Lands’ End since May 2014 and as a trustee and a member of the audit and compensation committees of Seritage Growth Properties since June 2015. Mr. McClain has also held a number of roles at Avis Budget Group, Inc., formerly Cendant Corporation. He joined Cendant Corporation in September 1999, serving as the Senior Vice President, Finance & Corporate Controller until 2006. From July 2006 to 2007, Mr. McClain served as the Chief Accounting Officer of Avis and Chief Operating Officer of Cendant Finance Holdings. Mr. McClain previously held leadership roles at Sirius Satellite Radio Inc. and ITT Corporation. Mr. McClain holds a B.S. in Accounting from Lehigh University.

Dean (Trey) Byus III joined Lindblad in 1993 as an Expedition Leader and since 2009 has served as Lindblad’s Chief Expedition Officer overseeing programming for Lindblad’s vessels. Prior to 2009, Mr. Byus served as Lindblad’s Vice President of Operations and Program Development, Director of Field Staff & Expedition Technology, Director of Field Staff and Expedition Leader. Mr. Byus has worked in regions around the world and has extensive experience in managing Lindblad’s naturalists, historians, Expedition Leaders, vessel itineraries and business development, including working with National Geographic. Mr. Byus holds a B.A. from the University of Washington.

Richard P. Fontaine joined Lindblad as Chief Marketing Officer in July 2013, and oversees all marketing and sales initiatives, including public relations, communications and corporate brand positioning efforts. Mr. Fontaine brings more than 25 years of experience in consumer-direct marketing for highly-regarded lifestyle media and merchandising brands. From February 1997 until July 2013, Mr. Fontaine served as SVP, Consumer Marketing for Martha Stewart Living Omnimedia, Inc. Previously, Mr. Fontaine served in product management/marketing roles at Time Inc./Sports Illustrated, and MBI, Inc./The Danbury Mint. Mr. Fontaine holds a B.A. in Economics from Cornell University.

J. Tyler Skarda joined us as Senior Vice President, Marine Operations in January 2016 and oversees our marine operations and marine fixed assets. Mr. Skarda brings over two decades of maritime industry experience, focused on strategy, capital equipment procurement cost reduction, and shipbuilding/ship operations process improvement for global maritime companies and their suppliers. Prior to joining us, Mr. Skarda served as a consultant with the leading global management consulting firm, A.T. Kearney. Mr. Skarda started his career in the United States Navy and later worked in the Office of the Secretary of Defense as a senior maritime industry analyst prior to leaving the service. Mr. Skarda holds a B.S. in electrical engineering from California State University, Sacramento and an M.B.A. from the Fuqua School of Business at Duke University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This compensation discussion and analysis describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers, whom we refer to as our “NEOs,” during 2015 and describes our policies and decisions made with respect to the information contained in the following tables, related footnotes and narrative for 2015. The NEOs are identified below in the table titled “Summary Compensation Table for 2015.” In this compensation discussion and analysis, we also describe various actions regarding NEO compensation taken before or after 2015 when we believe it enhances the understanding of our executive compensation program.

Prior to the completion of the merger with Lindblad in July 2015, none of our executive officers received any compensation for services rendered to us. Accordingly, this discussion and analysis relates to the compensation of the individuals who became our executive officers upon the completion of the merger with Lindblad. Due to the timing of the merger in late 2015, our compensation committee did not establish a formal executive compensation program for 2015. As such, this section also discusses the material features of the executive compensation program we expect to establish in 2016.

Overview of Our Executive Compensation Philosophy and Design

We believe that a skilled, experienced and dedicated management team is essential to our future performance and to building stockholder value. We seek to establish competitive compensation programs that enable us to attract and retain executive officers with these qualities. The other objectives of our compensation programs for our executive officers are the following:

•         to motivate our executive officers to achieve and create stockholder value;

•         to attract and retain executive officers who we believe have the experience, temperament, talents, and convictions to contribute significantly to our future success; and

•         to align the economic interests of our executive officers with the interests of our stockholders.

In light of these objectives, we will seek to reward our NEOs for creating value for our stockholders and for loyalty and dedication to us.

Setting Executive Compensation

Our compensation committee has primary responsibility for, among other things, determining our compensation philosophy, evaluating the performance of our executive officers, setting the compensation and other benefits of our executive officers, overseeing our response to the outcome of the advisory votes of stockholders on executive compensation, assessing the relative enterprise risk of our compensation program and administering our incentive compensation plans.

Our Board of Directors, our compensation committee and our Chief Executive Officer will each play a role in setting the compensation of our NEOs. Our Board of Directors appoints the members of our compensation committee and delegates to the compensation committee the direct responsibility for overseeing the design and administration of our executive compensation program.

In setting compensation, our compensation committee will consider the deductibility of compensation under the Internal Revenue Code. Section 162(m) of the Internal Revenue Code generally prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1.0 million that is paid to the chief executive officer and other executive officers, excluding the chief financial officer. However, compensation that is considered “performance-based” compensation under Section 162(m) is not subject to the $1.0 million limit on deductibility. The compensation committee will consider the deductibility of performance-based compensation under Section 162(m) in setting compensation for executive officers, but it may approve compensation that will not meet the requirements of Section 162(m) in order to ensure competitive compensation levels and structures for executive officers or for other reasons. In addition, notwithstanding intentions, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation intended to satisfy the requirements for deductibility under Section 162(m) will so qualify.

For fiscal 2016, the Compensation Committee has retained the firm of Frederic W. Cook & Co. to provide assistance with the structuring and development of a comprehensive executive compensation program based on performance, utilizing the elements discussed below.

We engaged the firm of Frederic W. Cook & Co. in 2015 to provide assistance with the development of executive incentive plans. We consider all factors relevant to a compensation consultant’s independence from management, including but not limited to the following factors:

•         The provision of other services that the consultant provides to us;

•         The amount of fees received from us as a percentage of the consultant’s total revenue;

•         The consultant’s policies and procedures designed to prevent conflicts of interest;

•         Business or personal relationships of the consultant with our compensation committee members;

•         The amount of our stock owned by the consultant; and

•         Business or personal relationships of the consultant with our executive officers.

Elements of Executive Compensation

Our executive compensation program for our NEOs consists of the following elements:

•         Base salary;

•         Annual bonuses;

•         Equity awards; and

•         Retirement and other benefits.

Base Salary

We pay our NEOs a base salary to compensate them for services rendered and to provide them with a steady source of income for living expenses throughout the year. Generally, our compensation committee will set executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. Base salaries will generally be reviewed annually by our compensation committee, subject to terms of employment agreements, and will adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Annual Bonuses

We utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon. Near the beginning of each year, the Board, upon the recommendation of the compensation committee and subject to any applicable employment agreements, will determine performance parameters for appropriate executives. At the end of each year, the Board and compensation committee will determine the level of achievement for each corporate goal.

Due to the timing of our merger with Lindblad, our compensation committee did not establish performance parameters for our NEOs for fiscal 2015. The fiscal 2015 bonus plan was established by Lindblad prior to our merger and did not follow a formulaic bonus plan tied to any specific financial and non-financial objectives. The determination of the bonus payment amounts was made after considering the individual executive officer’s individual performance, as well as an assessment of past and future performance, including, but not limited to, subjective assessments of the our operational performance during the year and position for the achievement of acceptable financial performance in the subsequent year. The fiscal 2015 discretionary cash bonuses approved by our compensation committee for our NEOs were as follows:

Name	Fiscal 2015 Discretionary Cash Bonus
Sven-Olof Lindblad	$506,187
Ian T. Rogers	$674,919
John T. McClain	$59,488
Dean (Trey) Byus III	$341,762
Richard P. Fontaine	$148,720

In addition, in fiscal 2015, Messrs. Rogers and Byus each received a one-time transaction bonus payable upon consummation of the merger with Lindblad and Sven-Olof Lindblad received a one-time success fee that was paid by DVB Bank America, N.V. (“DVB”). These arrangements were approved prior to our merger with Lindblad.

Due to the timing of the appointment of Mr. McClain as our Chief Financial Officer in November 2015, he received a prorated discretionary cash bonus in fiscal 2015. In connection with the appointment of Mr. Skarda as our Senior Vice President, Marine Operations in January 2016, we paid him a one-time signing bonus of $140,000 primarily for relocation expenses, provided, however, that if Mr. Skarda’s employment is terminated for “cause” or due to a resignation during the first year of employment he must repay the full amount of the signing bonus to us and if such termination occurs during the second year of employment he must repay 50% of the signing bonus to us.

Equity Awards

We utilize stock options and other stock-based awards to reward long-term performance. We believe that providing a meaningful portion of its executives’ total compensation package in stock options and other stock-based awards will align the incentives of our executives with the interests of our stockholders and with our long-term success. Our compensation committee and Board will develop equity award determinations based on their judgments as to whether the complete compensation packages provided to our executives are sufficient to retain, motivate and adequately award the executives. Equity awards are granted through our 2015 Long-Term Incentive Plan, which was adopted by our Board and approved by our stockholders.

In connection with the Lindblad merger, options to purchase shares of Lindblad’s Class A common stock held by Messrs. Rogers and Byus were converted into options to purchase our common stock. The options were originally scheduled to vest in three equal annual installments following the date of grant and were adjusted in connection with the merger, with respect to vesting and exercisability, such that the converted options will vest and become exercisable as follows (subject to the executive’s continued employment through the applicable vesting date):

•         33.3% of the options vested on the one-month anniversary of the closing date of the merger and have been exercised by each of the executive officers.

•         16.7% of the options vested on January 1, 2016 and have been exercised by each of the executive officers.

•         25% of the options will vest on December 31, 2016 and will expire on December 31, 2017 if not exercised on or before that date.

•         25% of the options will vest on December 31, 2017 and will expire on December 31, 2018 if not exercised on or before that date.

In connection with the appointment of Messrs. McClain and Skarda, our compensation committee approved (i) a grant of stock options to Mr. McClain to purchase 300,000 shares of the our common stock vesting annually pro rata over a four-year period and (ii) a grant of stock options to Mr. Skarda to purchase 20,000 shares of our common stock vesting annually pro rata over a three-year period.

Retirement and Other Benefits

We are strongly committed to encouraging all employees to save for retirement. To provide employees with the opportunity to save for retirement on a tax-deferred basis, we sponsor a 401(k) plan pursuant to which we matched any employee contributions, including our NEOs, up to $1,800 in 2015. We also provide certain other customary benefits to our employees, including our NEOs, which are intended to be part of a competitive compensation program. These benefits, which are offered to all full-time employees, include medical, dental, life and disability insurance as well as paid leave during the year. During 2015, we also paid for an apartment for Mr. Rogers in New York City close to our executive officers to facilitate Mr. Roger’s commute to our office.

Appointment of New Executive Officers

The compensation packages below were determined by comparing competitive levels for similar positions in our industry and by considering the executive’s prior compensation arrangements.

Effective November 10, 2015, we appointed John T. McClain as our new Chief Financial Officer. In connection with Mr. McClain’s appointment, we entered into an employment agreement with Mr. McClain, as described below, pursuant to which he was provided with the following compensation arrangements: (i) an initial annual base salary of $425,000; (ii) an annual bonus opportunity through an incentive bonus program established by our compensation committee, with bonuses to be targeted at 75% of base salary; (iii) an annual equity incentive award to be targeted at 100% of base salary, subject to the discretion of our compensation committee and (iv) a grant of stock options to purchase 300,000 shares of our common stock vesting annually pro rata over a four-year period.

Effective January 4, 2016, we appointed J. Tyler Skarda as our new Senior Vice President, Marine Operations. In connection with Mr. Skarda’s appointment, we entered into an employment agreement with Mr. Skarda, as described below, pursuant to which he was provided with the following compensation arrangements: (i) an initial annual base salary of $250,000; (ii) a one-time signing bonus of $140,000 primarily for relocation expenses, provided, however, that if Mr. Skarda’s employment with us is terminated for “cause” or due to a resignation during the first year of employment he must repay the full amount of the signing bonus to us and if such termination occurs during the second year of employment he must repay 50% of the signing bonus to us; (iii) an annual bonus opportunity through an incentive bonus program established by our compensation committee with bonuses to be targeted at 50% of base salary and a guaranteed minimum bonus of $62,500 for calendar year 2016; and (iv) a grant of stock options to purchase 20,000 shares of our common stock vesting annually pro rata over a three-year period.

Summary Compensation Table for 2015

The following table summarizes the compensation paid by in each of the last three completed fiscal years to our NEOs:

Name and Principal Position	Year	Salary	Bonus		Option Awards(3)	All Other Compensation(4)	Total
Sven-Olof Lindblad	2015	$668,429	$5,506,187	(5)	$—	$20,305	$6,194,921
President and Chief	2014	$648,960	$2,050,000		$—	$24,589	$2,723,549
Executive Officer	2013	$624,000	$500,000		$—	$21,517	$1,145,517

Ian T. Rogers	2015	$445,620	$3,179,734	(6)	$—	$68,892	$3,694,246
Chief Operating Officer,	2014	$432,640	$1,210,000		$10,923,501	$24,589	$12,590,730
Vice President and	2013	$416,000	$400,000		$—	$21,517	$837,517
Treasurer

John T. McClain(1)	2015	$59,664	$59,488	(7)	$1,662,000	$—	$1,781,152
Chief Financial Officer

Dean (Trey) Byus III	2015	$225,650	$2,208,688	(8)	$—	$26,642	$2,460,980
Chief Expedition Officer	2014	$219,078	$470,000		$3,641,167	$24,589	$4,354,834
	2013	$210,652	$205,000		$—	$21,517	$437,169

Richard P. Fontaine	2015	$294,580	$148,720	(9)	$—	$26,192	$469,492
Chief Marketing Officer	2014	$286,000	$57,000		$—	$24,139	$367,139
	2013	$117,757	$12,500		$—	$6,689	$136,946

Mark D. Ein(2)	2015	$—	$—		$—	$—	$—
Former Chief	2014	$—	$—		$—	$—	$—
Executive Officer	2013	$—	$—		$—	$—	$—

L. Dyson Dryden(2)	2015	$—	$—		$—	$—	$—
Former Chief	2014	$—	$—		$—	$—	$—
Financial Officer	2013	$—	$—		$—	$—	$—

____________

(1)      Mr. McClain became our Chief Financial Officer on November 10, 2015.

(2)      Messrs. Ein and Dryden served as our executive officers until our merger with Lindblad. No executive officer received compensation for services rendered to us prior to our merger with Lindblad. Commencing on May 10, 2013, we began paying Venturehouse Group, LLC, an affiliate of Mr. Ein, a fee of $7,500 per month for providing us with office space and certain office and administrative services. We continued to pay this fee until the closing of the merger with Lindblad. This arrangement was solely for our benefit and was not intended to provide Mr. Ein compensation in lieu of a salary.

(3)      The amounts in this column represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 12 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015. The modifications to Messrs. Rogers’ and Byus’ 2014 stock option awards that were made in 2015 did not result in any incremental accounting costs for the Company.

(4)      The amounts in this column for 2015 consist of the following for each executive:

	401(k) Match	Health Insurance Premiums	Life, Accidental Death & Dismemberment and Long Term Disability Premiums	Housing Payment
Sven-Olof Lindblad	$1,800	$16,970	$1,535	$—
Ian T. Rogers	$1,800	$22,782	$2,060	$42,250
Dean (Trey) Byus III	$1,800	$22,782	$2,060	$—
Richard P. Fontaine	$1,800	$22,782	$1,610	$—

 (5)    Amount consists of a $5,000,000 success fee that was paid by DVB and a discretionary bonus of $506,187.

(6)      Amount consists of a one-time transaction bonus of $2,504,815 that was paid upon consummation of the merger with Lindblad and a discretionary bonus of $674,919.

(7)      Amount consists of a prorated discretionary bonus of $59,488.

(8)      Amount consists of a one-time transaction bonus of $1,866,926 that was paid upon consummation of the merger with Lindblad and a discretionary bonus of $341,762.

(9)      Amount consists of a discretionary bonus of $148,720.

GRANTS OF PLAN BASED AWARDS DURING 2015

The following table sets forth information about grants of plan based awards to our NEOs during the year ended December 31, 2015.

Name	Grant Date	Date of Committee Action	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Option Awards(1)
John T. McClain	11/10/15	10/23/15	300,000	$10.58	$1,662,000

____________

(1)      Amount represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Refer to Note 12 of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

The following table sets forth information about outstanding equity awards held on December 31, 2015 by our NEOs.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price	Option Expiration Date
Ian T. Rogers	—	1,911,803	$1.76	12/31/2018(1)
Dean (Trey) Byus III	—	637,268	$1.76	12/31/2018(1)
John T. McClain	—	300,000	$10.58	11/9/2025(2)

____________

(1)      Messrs. Rogers and Byus were granted certain options to purchase shares of Lindblad’s Class A common stock on December 11, 2014. In connection with our merger with Lindblad, the options were converted into options to purchase an aggregate of 3,821,696 shares of our common stock. The options were originally scheduled to vest in three equal annual installments following the date of grant and were adjusted in connection with the merger with Lindblad, with respect to vesting and exercisability, such that the converted options vest and become exercisable as follows (subject to the executive’s continued employment):

•         33.3% of the options vested on the one-month anniversary of the closing date of the merger and have been exercised by each of the executive officers.

•         16.7% of the options vested on January 1, 2016 and have been exercised by each of the executive officers.

•         25% of the options will vest on December 31, 2016. These options will expire on December 31, 2017 if not exercised on or before that date.

•         25% of the options will vest on December 31, 2017. These options will expire on December 31, 2018 if not exercised on or before that date.

(2)      The options vest 25% per year on each anniversary of the date of grant, subject to continued employment.

OPTION EXERCISES AND STOCK VESTED IN 2015

Our NEOs have not received any stock awards. The following table sets forth information about option exercises for our NEOs in 2015.

	Option Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Vesting(1)($)
Sven-Olof Lindblad	809,984 (2)	$2,559,549
Ian T. Rogers	954,469	$7,196,696
Dean (Trey) Byus III	318,156	$2,398,896

____________

(1)      The amounts in this column represent the difference between (i) the market value of the shares of common stock acquired on exercise of the options and (ii) the option exercise price.

(2)      The number of shares acquired on exercise represents stock options of Lindblad which were exercised prior to the merger.

Agreements with Executive Officers

We have entered into agreements with certain of our NEOs as follows:

Sven-Olof Lindblad. In connection with our merger with Lindblad, we entered into a non-competition agreement with Mr. Lindblad. Under this non-competition agreement, Mr. Lindblad is restricted, on a worldwide basis, from providing services to a competitor of ours until the later to occur of (i) five years following the closing of the merger with Lindblad, or (ii) two years following Mr. Lindblad’s termination of employment with us. Mr. Lindblad’s non-competition agreement also contains a prohibition against soliciting our personnel and customers for two years following his termination of employment as well as customary confidentiality covenants and provisions addressing assignment of intellectual property rights.

Ian T. Rogers and Dean (Trey) Byus III. In connection with our merger with Lindblad, we entered into new employment agreements with Messrs. Rogers and Byus that each have a term that began on the closing date of the merger (July 8, 2015) and ending on the third anniversary thereof (July 8, 2018). The agreements extend automatically for successive 12-month periods unless either party delivers notice of non-renewal to the other no later than 60 days before the end of the then-current term. Mr. Rogers’ initial annual base salary was $450,000 and Mr. Byus’ initial annual base salary was $219,078, each subject to periodic review and adjustment. Each executive will have an annual target bonus opportunity that is not less than 150% of his base salary, to be earned based on performance as determined by our Board of Directors.

If we were to terminate the executive’s employment without “cause” (which includes our non-extension of the term) or if the executive were to resign for good “reason” (each a “Qualifying Termination”), the executive will be entitled to, subject to his signing and not revoking a general release of claims, (i) severance payments equal to one times the sum of annual base salary plus average annual bonus over the preceding three-year period, payable over a 12-month period in accordance with our customary payroll practices; (ii) a pro-rated bonus for the year of termination (based on actual performance for the fiscal year) and (iii) COBRA continuation coverage for 12 months after the termination date. In addition, any options that would have vested within the next 12 months following the termination date if the executive had remained employed will accelerate and vest upon termination.

If a Qualifying Termination occurs within one year after a change in control, or while we are party to a definitive agreement the consummation of which would result in a change in control, the employment agreements provide that the executive will be entitled to, subject to his signing and not revoking a general release of claims and in lieu of the amounts above, (i) severance payments equal to two times the sum of annual base salary plus target annual bonus amount, payable over a 24-month period in accordance with our customary payroll practices; (ii) a pro-rated bonus for the year of termination (based on our actual performance for the fiscal year) and (iii) COBRA continuation coverage for 24 months after the termination date. In addition, any options that would have vested within the next 12 months following the termination date if the executive had remained employed will accelerate and vest upon termination.

The employment agreements contain mutual non-disparagement and customary confidentiality and assignment of inventions provisions. In addition, for 24 months following termination, the employment agreements prohibit the executive from competing with our business worldwide (except for providing services to a conglomerate that competes with us if the executive is not directly involved with the competitive division or line) and from soliciting our employees, independent contractors, customers, suppliers and similar counterparties.

“Cause” is defined in the employment agreements to mean, subject to us providing timely notice and the executive’s right to cure, the executive’s (i) willful misconduct and mismanagement that is materially injurious to us; (ii) refusal in any material respect to carry out or comply with any lawful and reasonable directive of our Board of Directors consistent with the terms of the employment agreement; (iii) conviction, plea of no contest, or plea of nolo contendere for any felony; (iv) unlawful use (including being under the influence) or possession of illegal drugs on our (or any of our subsidiaries’) premises while performing executive’s duties and responsibilities under the employment agreement; (v) commission of an act of fraud, embezzlement, willful misappropriation, willful misconduct, or breach of fiduciary duty, in any case that results in material harm to us or any of our affiliates; (vi) material violation of any provision of the employment agreement or material written policy; or (vii) willful or prolonged, and unexcused, absence from work (other than by reason of disability due to physical or mental illness. Action or inaction is only “willful” if done or omitted by the executive without the good faith belief that such action or inaction is in our best interests.

“Good reason” is defined in the employment agreements to mean (i) a material diminution in executive’s base compensation, the budget that the executive oversees, or the executive’s authority, duties or responsibilities (including reporting relationships); (ii) a material change in geographic location where the executive must perform services; or (iii) any other action or inaction that constitutes a material breach of the executive’s employment agreement.

John T. McClain. In connection with Mr. McClain’s appointment following the merger with Lindblad, we entered into an employment agreement with Mr. McClain for an initial term of four years pursuant to which he was provided with the following compensation arrangements: (i) an initial annual base salary of $425,000; (ii) an annual bonus opportunity through an incentive bonus program established by our compensation committee, with bonuses to be targeted at 75% of base salary; (iii) an annual equity incentive award to be targeted at 100% of base salary, subject to the discretion of our compensation committee and (iv) a grant of stock options to purchase 300,000 shares of the our common stock vesting annually pro rata over a four-year period.

If Mr. McClain’s employment is terminated without “cause” or for “good reason” prior to the end of the employment period he will be entitled to (i) cash, payable in equal installments over a 12-month period, equal to (A) his base salary (at the highest level in effect during the term) and (B) the average annual bonus over the prior three years (which shall be an amount equal to 75% of his base salary if such termination occurs prior to the receipt of an annual bonus or prior to the receipt of an annual bonus for a full year of employment); (ii) reimbursement of COBRA premiums for a period of 12 months and (iii) all unvested equity awards granted to him that would have vested in the 12 months following the termination of employment shall automatically vest (provided that performance awards shall vest subject to the attainment of the performance metrics). If Mr. McClain’s employment is terminated without “cause” or for “good reason” prior to the end of the employment period within the one-year period following a “change in control” he will be entitled to (i) cash, payable in equal installments over a two-year period, equal to two times the sum of (A) his base salary (at the highest level in effect during the term) and (B) the average annual bonus over the prior three years (which shall be an amount equal to 75% of his base salary if such termination occurs prior to the receipt of an annual bonus or prior to the receipt of an annual bonus for a full year of employment); (ii) reimbursement of COBRA premiums for a period of two years and (iii) all unvested equity awards granted to him shall automatically vest (provided that performance awards shall vest subject to the attainment of the performance metrics, to the extent such performance metrics (which shall be reviewed and may be adjusted by the our Board of Directors) continue to apply). To receive these benefits, Mr. McClain must execute a general release of claims. Mr. McClain will also be prohibited from competing with us or soliciting our employees, customers or suppliers for a period of two years following his termination of employment. The definition of “cause” and “good reason” are the same as set forth above for Messrs. Rogers and Byus.

J. Tyler Skarda. In connection with Mr. Skarda’s appointment, we entered into an employment agreement with Mr. Skarda for an initial term of three years that automatically renews for additional 12-month periods unless either party provides notice of non-renewal. The employment agreement provides: (i) an initial annual base salary of $250,000; (ii) a one-time signing bonus of $140,000 primarily for relocation expenses, provided, however, that if Mr. Skarda’s employment with us is terminated for “cause” or due to a resignation during the first year of employment he must repay the full amount of the signing bonus to us and if such termination occurs during the second year of employment he must repay 50% of the signing bonus to us; (iii) an annual bonus opportunity through an incentive bonus program established by our compensation committee with bonuses to be targeted at 50% of base salary and a guaranteed minimum bonus of $62,500 for calendar year 2016; and (iv) a grant of stock options to purchase 20,000 shares of our common stock vesting annually pro rata over a three-year period. If Mr. Skarda’s employment is terminated without “cause” he will be entitled to an amount equal to his annual base salary payable in equal installments over a 12-month period. To receive these benefits, Mr. Skarda must execute a general release of claims. Mr. Skarda will also be prohibited from competing with us or soliciting our employees, customers or suppliers for a period of two years following his termination of employment. The definition of “cause” is the same as set forth above for Messrs. Rogers and Byus.

ESTIMATED ADDITIONAL COMPENSATION TRIGGERED BY TERMINATION OF
EMPLOYMENT IF TERMINATED ON THE LAST BUSINESS DAY OF 2015

The following table illustrates the additional compensation that we estimate would be payable to each of our NEOs on termination of employment under each of the circumstances described above, assuming the termination occurred on December 31, 2015. The amounts shown are estimates and do not necessarily reflect the actual amounts that these individuals would receive on termination of employment.

Termination Without Cause or for Good Reason Without a Change in Control:

Name	Cash		Equity(3)	Perquisites/ Benefits(4)	Total
Sven-Olof Lindblad	$—		$—	$—	$—
Ian T. Rogers	$961,640	(1)	$11,175,447	$12,434	$12,149,521
John T. McClain	$743,750	(2)	$—	$12,434	$756,184
Dean (Trey) Byus III	$474,665	(1)	$3,725,152	$12,434	$4,212,251
Richard P. Fontaine	$—		$—	$—	$—

Termination Without Cause or for Good Reason in connection with a Change in Control:

Name	Cash		Equity(7)	Perquisites/ Benefits(8)	Total
Sven-Olof Lindblad	$—		$—	$—	$—
Ian T. Rogers	$1,575,000	(5)	$17,875,358	$24,868	$19,475,226
John T. McClain	$1,487,500	(6)	$—	$24,868	$1,512,368
Dean (Trey) Byus III	$766,773	(5)	$5,958,456	$24,868	$6,750,097
Richard P. Fontaine	$—		$—	$—	$—

____________

(1)      Amounts represent the sum of (i) one times annual base salary and (ii) average annual bonus for the years ended December 31, 2015, 2014 and 2013 (excluding the special retention bonus in December 2014).

(2)      Amount represents the sum of (i) one times annual base salary and (ii) an amount equal to 75% of his base salary.

(3)      Amounts shown represent the product of (i) the number of shares underlying stock options that would have vested during the 12 months following a termination and (ii) the excess, if any, of the closing price per share of our common stock on December 31, 2015 of $11.11 and the exercise price per share of such options.

(4)      Amounts represent the value of COBRA continuation coverage for a period of 12 months.

(5)      Amounts represent two times the sum of (i) annual base salary and (ii) target bonus (150% of base salary).

(6)      Amount represents two times the sum of (i) his annual base salary and (ii) an amount equal to 75% of his base salary.

(7)      Amounts shown represent the product of (i) the number of shares underlying all unvested stock options and (ii) the excess, if any, of the closing price per share of our common stock on December 31, 2015 of $11.11 and the exercise price per share of such options.

(8)      Amounts represent the value of COBRA continuation coverage for a period of 24 months.

Compensation Policies and Practices and Risk Management

The compensation committee considers, in establishing and reviewing our compensation philosophy and programs, whether such programs encourage unnecessary or excessive risk taking. Base salaries are fixed in amount and consequently the compensation committee does not see them as encouraging risk taking. We also provide

NEOs with equity awards to help further align their interests with our interests and those of our stockholders. The compensation committee believes that these awards do not encourage unnecessary or excessive risk taking since the awards are generally provided at the beginning of an employee’s tenure or at various intervals to award achievements or provide additional incentive to build long-term value and are subject to vesting schedules to help ensure that executives have significant value tied to our long-term corporate success and performance.

The compensation committee believes that our compensation philosophy and programs will encourage employees to strive to achieve both short- and long-term goals that are important to our success and building stockholder’s value, without promoting unnecessary or excessive risk taking. The compensation committee has concluded that our compensation philosophy and practices are not reasonably likely to have a material adverse effect on us.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year, no member of our compensation committee was our current or former employee, except for Mark D. Ein, who previously served as our Chief Executive Officer, Treasurer and Secretary prior to our merger with Lindblad, and L. Dyson Dryden, who previously served as our Chief Financial Officer prior to our merger with Lindblad, neither of whom received compensation for their service as our executive officer. Each of Messrs. Ein and Dryden entered into related party transactions with us prior to our merger with Lindblad as described below under “Certain Relationships and Related Party Transactions.”

No interlocking relationships exist between our Board of Directors or our compensation committee and the board of directors or the compensation committee of any other entity. None of our executive officers serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our compensation committee.

Compensation Committee Report

Our compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this proxy statement with management. Based on our compensation committee’s review and discussions with management, our compensation committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

John M. Fahey (Chair)
L. Dyson Dryden
Mark D. Ein

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Related Person Transactions

Other than as described below, since January 1, 2015, the Company has not entered into, and there are no currently proposed, related party transactions.

Capitol Acquisition Corp. II Prior to the Merger with Lindblad

In February 2011, Capitol Acquisition Corp. II (“Capitol”) issued 4,417,684 shares of common stock to Capitol Acquisition Management 2 LLC (an affiliate of Mark D. Ein, Capitol’s former Chief Executive Officer and our current Chairman) for $25,000 in cash, at a purchase price of approximately $0.006 share, in connection with Capitol’s organization. In March 2013, Capitol’s sponsor contributed an aggregate of 105,184 shares of Capitol’s common stock to Capitol’s capital, resulting in its sponsor owning an aggregate of 4,312,500 founder’s shares. The sponsor received no consideration for this contribution. Such contribution was made solely to maintain the sponsor’s collective 20% ownership interest in Capitol’s shares of common stock based on the current size of Capitol’s initial public offering. Thereafter, also in March 2013, Capitol’s sponsor transferred an aggregate of 1,078,126 founder’s shares to Capitol’s then executive officers and directors. In April 2013, Capitol’s sponsor and L. Dyson Dryden (Capitol’s former Chief Financial Officer and our current director) transferred an aggregate of 22,998 founder’s shares to Messrs. Calcano, Donaldson and Sodha (each a former director of Capitol), resulting in Capitol’s sponsor owning an aggregate of 3,222,875 founder’s shares and Mr. Dryden owning an aggregate of 974,626 founder’s shares. The sponsor received no consideration for these transfers. In May 2013, Capitol effected a stock dividend of 0.2 shares for each outstanding share of common stock, resulting in Capitol’s sponsor and officers and directors holding an aggregate of 5,175,000 founder’s shares, of which 175,000 shares were subsequently forfeited.

All of the initial shares of common stock issued by Capitol to its sponsor and initial stockholders (Capitol Acquisition Management 2 LLC, L. Dyson Dryden, Lawrence Calcano, Richard C. Donaldson and Piyush Sodha) were placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until one year after the date of the consummation of Capitol’s merger with Lindblad (July 8, 2016) or earlier if, the last sales price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after

July 8, 2015 or we consummate a subsequent liquidation, merger, share exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, initial shares held in escrow include certain founder forfeiture shares which are subject to forfeiture in the event the last sales price of our stock does not equal or exceed $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period until July 8, 2019. Such founder forfeiture shares will be released from escrow at the same time as the other initial shares to the extent they have been earned at such time.

Commencing on May 10, 2013, Capitol paid Venturehouse Group, LLC, an affiliate of Mark D. Ein, a fee of $7,500 per month for providing Capitol with office space and certain office and administrative services through the initial business combination of July 8, 2015. This arrangement was solely for Capitol’s benefit and was not intended to provide Mr. Ein compensation in lieu of a salary. For the years ended December 31, 2015, 2014 and 2013, the aggregate cash fee paid to Venturehouse Group, LLC was $45.0 thousand, $90.0 thousand and $62.4 thousand, respectively.

To meet Capitol’s working capital needs, from time to time, Capitol’s officers, directors, initial stockholders or their affiliates loaned Capitol funds in their sole discretion prior to the initial business combination. The aggregate amount of the loans was approximately $1.6 million. All loans were repaid upon consummation of the merger with Lindblad, without interest, with the exception of $0.5 million of the notes that were converted into warrants at a price of $1.00 per warrant at such time.

The holders of Capitol’s initial shares, as well as the holders of the sponsor warrants and all note conversion warrants are entitled to registration rights pursuant to an agreement signed in connection with Capitol’s initial public offering. We filed a Form S-3 resale registration statement required by such registration rights agreement that was declared effective by the Securities and Exchange Commission on September 16, 2015.

Capitol reimbursed its officers and directors for reasonable out-of-pocket business expenses incurred by them in connection with certain activities on its behalf such as identifying and investigating possible target businesses and business combinations prior to the initial business combination. As of July 8, 2015, December 31, 2014 and December 31, 2013, Capitol had reimbursed its initial stockholders approximately $53.8 thousand, $38.2 thousand and $26.0 thousand, respectively, for out-of-pocket business expenses incurred by them in connection with activities on its behalf.

Other than the fees described above and reimbursable out-of-pocket expenses payable to Capitol’s officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, were paid to any of Capitol’s initial stockholders, including its officers or directors, or to any of their respective affiliates, prior to or for services rendered in connection with the business combination.

Lindblad Expeditions, Inc.

On November 3, 2014, Lindblad and Sven-Olof Lindblad entered into a certain Loan and Security Agreement (“Loan Agreement”) and a certain Promissory Note made by Mr. Lindblad in favor of Lindblad for a maximum aggregate principal amount of up to $3.5 million. The interest rates of the Promissory Note were the applicable federal rate for loans of equal tenor for the months in which amounts were provided to Mr. Lindblad by Lindblad, as published by the Internal Revenue Service for purposes of Section 1274(d) of the Internal Revenue Code. Mr. Lindblad pledged his right, title and interest in and to all of the issued and outstanding shares of capital stock of Lindblad held by him to Lindblad as collateral for repayment of the Promissory Note. The Promissory Note was satisfied and the Loan Agreement terminated on March 9, 2015 pursuant to the Assignment and Assumption Agreement described below. Prior to such satisfaction and termination, approximately $2.8 million had been advanced by Lindblad to Mr. Lindblad and no principal or interest had been repaid by Mr. Lindblad.

On March 9, 2015, Mr. Lindblad and Lindblad entered into an Assignment and Assumption Agreement pursuant to which Mr. Lindblad (i) assigned and transferred to Lindblad his right to receive a $5.0 million fee payable by DVB and (ii) exercised his outstanding option to purchase 2,857 shares of Lindblad’s stock for an aggregate exercise price of $92.5 thousand. In exchange for the assignment to Lindblad of the fee payable by DVB, all of Mr. Lindblad’s obligations under the Loan Agreement described above were deemed satisfied in full, the Loan Agreement and related Promissory Note were terminated, and Mr. Lindblad’s obligation to pay the aggregate exercise price for the exercise of the option described above was satisfied in full. Following receipt of the fee from

DVB, Lindblad paid to Mr. Lindblad an amount equal to (a) the fee paid by DVB, less (b) the outstanding amount of principal and interest owed under the Loan Agreement at the time of entry into the Assignment and Assumption Agreement, the aggregate exercise price payable in connection with the exercise of the option, and a collection premium equal to one percent of the outstanding amount of principal and interest payable in connection with the loan, and less (c) any required withholding taxes.

Prior to the debt refinancing and the completion of the purchase of Cruise/Ferry Master Fund I, N.V. (“CFMF”) on May 8, 2015, CFMF served as the junior lender pursuant to Lindblad’s junior credit facility. CFMF was deemed to have control of Lindblad through (a) CFMF’s possession of a warrant to purchase 60% of Lindblad for nominal consideration that could be exercised at any time and (b) a shareholder agreement between CFMF and Lindblad under which CFMF was declared to be in control of Lindblad and for which CFMF was awarded two of the three seats on Lindblad’s Board of Directors. On December 11, 2014, Lindblad entered into a Profit Participation Loan Purchase Agreement with DVB, a Profit Participation Rights Purchase Agreement with Buss Kreuzfahrtfonds 1 GmbH & Co. KG and Buss Kreuzfahrtfonds 2 GmbH& Co. KG, and a Stock Purchase Agreement with Cruise/Ferry Finance Partners Private Foundation. These three agreements enabled Lindblad to purchase the financial and equity interests in CFMF in order to recapture and extinguish a warrant to purchase 60% of the outstanding equity of Lindblad on a fully diluted basis. On December 11, 2014, the date of the purchase agreements, an initial payment of $25.0 million was made to DVB under the Profit Participation Loan Purchase Agreement. The remaining payments of (i) $22.7 million to DVB, (ii) $48.4 million to Buss Kreuzfahrtfonds 1 GmbH & Co. KG and Buss Kreuzfahrtfonds 2 GmbH & Co. KG, as increased by $339,100 per month from December 31, 2014 until the close of the transaction, and (iii) $1.00 to Cruise/Ferry Financing Partners Private Foundation were made on May 8, 2015. DVB served as agent and security trustee under Lindblad’s credit facilities prior to the refinancing on May 8, 2015, and was one of the Senior Lenders under the then current senior credit facility. In connection with the purchase of CFMF completed on May 8, 2015, the senior credit facility was paid off and the junior credit facility was cancelled.

Lindblad and National Geographic collaborate on exploration, research, technology and conservation in order to provide travel experiences and disseminate geographic knowledge around the globe. The Lindblad/National Geographic alliance is set forth in (i) an Alliance and License Agreement and (ii) a Tour Operator Agreement. During 2015, Lindblad paid an aggregate of $4.8 million to National Geographic under these agreements which is included within selling and marketing expenses on the accompanying consolidated statements of income. The extension of the agreements between Lindblad and National Geographic in connection with the mergers was contingent on the execution by Mr. Lindblad of an option agreement granting National Geographic the right to purchase 2,387,499 of Mr. Lindblad’s shares in the Company for a per share price of $10.00 per share.

In connection with the mergers, the stockholders of Capitol prior to its initial public offering — Capitol Acquisition Management 2 LLC, L. Dyson Dryden, Lawrence Calcano, Richard C. Donaldson and Piyush Sodha — collectively agreed to make a charitable contribution of an aggregate of 500,000 founder’s shares in Capitol to the LEX-NG Fund, established by National Geographic, for no additional consideration. The LEX-NG Fund is managed jointly by one of our staff members and a National Geographic staff member and the board is comprised of five members with Mr. Lindblad acting as Chairman.

The son of Sven-Olof Lindblad, our President and Chief Executive Officer, is employed by the Company as Director of Global Business Development. In 2015, he received an aggregate compensation of $277,548, inclusive of salary and bonuses.

PROPOSAL NO. 2
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

We are asking stockholders to approve an advisory resolution on our 2015 executive compensation as reported in this proxy statement.

We urge stockholders to read the “Executive Compensation” section beginning on page 17 of this proxy statement, as well as the Compensation Discussion and Analysis, the Summary Compensation Table and other related compensation tables and narrative in this proxy statement, which provide detailed information on the compensation of our NEOs.

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution:

RESOLVED, that the stockholders of Lindblad Expeditions Holdings, Inc. (the “Company”) approve, on an advisory basis, the 2015 compensation of the Company’s named executive officers disclosed in the Executive Compensation section and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2016 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and compensation committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

PROPOSAL NO. 3
THE RATIFICATION OF THE APPOINTMENT OF
THE COMPANY’S INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FOR
FISCAL YEAR 2016

The audit committee has appointed Marcum LLP as our independent registered certified public accounting firm for fiscal year 2016 and has further directed that the selection of Marcum LLP be submitted to a vote of stockholders at the annual meeting for ratification.

In selecting Marcum LLP to be our independent registered public accounting firm for 2016, our audit committee considered the results from its review of Marcum LLP’s independence, including (i) all relationships between Marcum LLP and our Company and any disclosed relationships or services that may impact Marcum LLP’s objectivity and independence; (ii) Marcum LLP’s performance and qualification as an independent registered public accounting firm; and (iii) the fact that the Marcum LLP engagement audit partner is rotated on a regular basis as required by applicable laws and regulations.

Our audit committee charter does not require that our stockholders ratify the selection of Marcum LLP as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate governance practice. If our stockholders do not ratify the selection, our audit committee may reconsider whether to retain Marcum LLP, but still may retain the firm. Even if the selection is ratified, our audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Representatives of Marcum LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board of Directors recommends a vote FOR the ratification of the appointment of
Marcum LLP as our independent registered certified public accounting firm for the year 2016.
If the appointment is not ratified, our audit committee will consider whether it should select another independent registered certified public accounting firm.

PROPOSAL NO. 4
2016 CEO SHARE ALLOCATION PLAN

Overview

On April 8, 2016, we adopted a new equity incentive plan (the “2016 CEO Share Allocation Plan”), pursuant to which the Company will grant awards covering up to 1,000,000 shares of the Company’s common stock in the form of restricted stock, restricted stock units, and/or other stock- or cash-based awards to eligible employees and other service providers of the Company. The 2016 CEO Share Allocation Plan was adopted in connection with a Contribution Agreement (the “Contribution Agreement”) that we expect to enter into with Sven-Olof Lindblad, our President and Chief Executive Officer, pursuant to which Mr. Lindblad will agree to transfer up to 1,000,000 shares of the Company’s common stock (i.e., an equivalent number of shares as is reserved for issuance under the 2016 CEO Share Allocation Plan) (the “Contribution Shares”) to the Company as a contribution to the capital of the Company. Mr. Lindblad will not receive any consideration in exchange for the Contribution Shares. However, as a condition to the contribution of any Contribution Shares, the Company must grant awards under the 2016 CEO Share Allocation Plan, such that the number of Contribution Shares that Mr. Lindblad actually contributes to the Company will equal the number of shares corresponding to awards granted under the plan. The contribution of the Contribution Shares by Mr. Lindblad to the Company will effectively reduce the number of shares of our common stock that are outstanding by the same number of shares that would be issued under the 2016 CEO Share Allocation Plan (or a lesser number in the event awards are settled in cash). Such contributions will be effective as of the later of the date we grant corresponding awards under the 2016 CEO Share Allocation Plan and the date our stockholders approve the 2016 CEO Share Allocation Plan (and such contributions will occur only if the 2016 CEO Share Allocation Plan is approved by stockholders).

The 2016 CEO Share Allocation Plan is in addition to our existing 2015 Long-Term Incentive Plan, which was approved by stockholders in 2015 and which allows our Board of Directors or its applicable delegate to issue up to 2,500,000 shares of our common stock. The adoption and approval of the 2016 CEO Share Allocation Plan will not have any effect on the 2015 Long-Term Incentive Plan. If the 2016 CEO Share Allocation Plan is approved by our stockholders and we enter into the Contribution Agreement with Mr. Lindblad, we will grant awards under both plans until the share reserve under each respective plan is exhausted.

The 2016 CEO Share Allocation Plan was initiated by Mr. Lindblad and the purpose of the 2016 CEO Share Allocation Plan and the Contribution Agreement is to enhance the ability of the Company and its subsidiaries to reward employees for their contributions in building the Company by providing these individuals with stock ownership or other stock- or cash-based incentive opportunities. The use of these long-term stock and stock- or cash-based grants allows our Board of Directors to align the incentives of the Company’s employees and consultants with the interests of its stockholders, linking compensation to Company performance. The use of stock awards as compensation also allows the Company to conserve cash resources for other important purposes. In addition, approval of the 2016 CEO Share Allocation Plan will allow the Company to realize the benefit of receiving the Contribution Shares from Mr. Lindblad pursuant to the Contribution Agreement that we expect to enter into with Mr. Lindblad. Accordingly, our Board of Directors believes that approval of the 2016 CEO Share Allocation Plan is in the best interests of the Company and its stockholders and our Board of Directors recommends that stockholders vote for approval of the 2016 CEO Share Allocation Plan.

Our Board of Directors approved the 2016 CEO Share Allocation Plan on April 8, 2016, subject to stockholder approval at the annual meeting. If this Proposal 4 is not approved by our stockholders, neither the 2016 CEO Share Allocation Plan nor the Contribution Agreement will become effective, and Mr. Lindblad will not transfer the Contribution Shares to the Company. If the 2016 CEO Share Allocation Plan is not approved, our 2015 Long-Term Incentive Plan will remain in full force and effect and we will continue to make grants thereunder until its share reserve is exhausted.

In addition, prior to the annual meeting and assuming we enter into the Contribution Agreement with Mr. Lindblad, Mr. Lindblad, as the administrator of the 2016 CEO Share Allocation Plan, may grant awards under the plan corresponding to the maximum number of shares that may be issued (i.e., 1,000,000). Any such awards are expected to be granted to employees of the Company and its subsidiaries who are not executive officers and may be subject to such vesting terms and conditions as the administrator may determine. Any such awards will all be conditioned upon the approval of the 2016 CEO Share Allocation Plan by our stockholders pursuant to this

Proposal 4 (the “Conditional Awards”). If this Proposal 4 is not approved by our stockholders, the Conditional Awards will be forfeited by the participants.

The 2016 CEO Share Allocation Plan is described in more detail below. A copy of the 2016 CEO Share Allocation Plan is attached to this proxy statement as Annex A. For additional information about share recycling provisions under the 2016 CEO Share Allocation Plan, see the discussion below and under the heading “—Award Limits.”

In addition to the requirement that our stockholders approve the 2016 CEO Share Allocation Plan, in no event will any shares be issued under the 2016 CEO Share Allocation Plan (including any Conditional Awards) unless we enter into the Contribution Agreement with Mr. Lindblad, such that for every share corresponding to an award granted under the 2016 CEO Share Allocation Plan, we will receive a contribution of one share from Mr. Lindblad for no additional consideration.

Key Terms of the 2016 CEO Share Allocation Plan

The 2016 CEO Share Allocation Plan contains a number of provisions that the Company believes are consistent with best practices in equity compensation and which protect its stockholders’ interests. These terms include:

•         The 2016 CEO Share Allocation Plan does not have single-trigger accelerated vesting provisions upon a change in control.

•         Shares tendered by participants or withheld by the Company to satisfy tax withholding obligations associated with any award will not be “added back” to the shares available for issuance under the 2016 CEO Share Allocation Plan. Other liberal share counting rules also do not apply under the 2016 CEO Share Allocation Plan.

•         Dividends and dividend equivalents may be paid on awards subject to performance vesting conditions only to the extent such conditions are met.

Description of the 2016 CEO Share Allocation Plan

The following sets forth a description of the material features and terms of the 2016 CEO Share Allocation Plan. The following summary is qualified in its entirety by reference to the full text of the 2016 CEO Share Allocation Plan, which is attached hereto as Annex A.

Effectiveness. The 2016 CEO Share Allocation Plan became effective on the date it was approved by our Board of Directors, subject to stockholder approval at the annual meeting and subject to the execution of the Contribution Agreement by the Company and Mr. Lindblad. If this Proposal 4 is not approved by our stockholders, all Conditional Awards will be forfeited and no further awards under this plan will be made. In addition, the Contribution Agreement will not become effective and Mr. Lindblad will not transfer the Contribution Shares to the Company if this Proposal 4 is not approved by our stockholders. In no event will any shares be issued pursuant to the 2016 CEO Share Allocation Plan (including Conditional Awards) in the event we do not enter into the Contribution Agreement with Mr. Lindblad as described in this Proposal 4.

Administration. The 2016 CEO Share Allocation Plan will be administered by our Board of Directors or one or more committees or subcommittees of our Board of Directors, provided that, except with respect to awards granted to a participant who is or may be subject to Rule 16b-3 promulgated under the Exchange Act, during the period of time that Mr. Lindblad serves on our Board of Directors, the 2016 CEO Share Allocation Plan will be administered by Mr. Lindblad. The administrator of the 2016 CEO Share Allocation Plan (the “Administrator”) has the authority to determine which service providers receive awards and sets the terms and conditions applicable to the award within the confines of the 2016 CEO Share Allocation Plan’s terms. The Administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the 2016 CEO Share Allocation Plan.

Award Limits. The maximum aggregate number of shares of common stock that may be subject to awards granted under the 2016 CEO Share Allocation Plan is the greater of (i) 1,000,000 shares or (ii) the number of shares contributed to us from Mr. Lindblad pursuant to the Contribution Agreement. Shares issued under the 2016 CEO Share Allocation Plan may be authorized but unissued shares, shares purchased in the open market or treasury shares. However, this number may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. In the event of any such adjustments, the number of Contribution Shares not yet contributed by Mr. Lindblad to the Company would be correspondingly adjusted.

Share Counting Provisions. If an award under the 2016 CEO Share Allocation Plan expires, lapses or is terminated, surrendered or forfeited, the unused shares covered by the award will become or again be available for award grants under the 2016 CEO Share Allocation Plan. However, the 2016 CEO Share Allocation Plan does not allow the share pool available for grants to be recharged or replenished with shares that are tendered or withheld to satisfy tax withholding obligations for any awards. Dividend equivalents paid in cash will not be counted against the number of shares reserved under the 2016 CEO Share Allocation Plan.

Eligibility. Employees and consultants of the Company or any of its subsidiaries are eligible to participate in the 2016 CEO Share Allocation Plan. As of April 8, 2016, the Company and its subsidiaries had approximately 380 employees and consultants who will be eligible to receive awards under the Plan.

Types of Awards. The 2016 CEO Share Allocation Plan provides for the grant of restricted stock, restricted stock unit awards and other stock- or cash-based awards. The 2016 CEO Share Allocation Plan does not allow the grant of stock options, stock appreciation rights or other similar awards. Certain awards under the 2016 CEO Share Allocation Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Internal Revenue Code, which may impose additional requirements on the terms and conditions of such awards. Awards to eligible individuals shall be subject to the terms of an individual award agreement between the Company and the individual, which must be signed indicating its acceptance by the participant. A brief description of each award type follows.

•         Restricted Stock. The Administrator may make awards of restricted stock to eligible individuals in such amounts to be established by the Administrator in connection with each award, subject to forfeiture or to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the participant. Such awards will be subject to restrictions and other terms and conditions as are established by the Administrator. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, subject to the limitations and restrictions established by the Administrator in the award program or the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, dividends may be paid with respect to restricted stock with performance-based vesting conditions only to the extent the performance conditions have been satisfied and the restricted stock vests.

•         Restricted Stock Units. The 2016 CEO Share Allocation Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the Administrator for each award. Restricted stock unit awards entitle recipients to acquire shares of the Company’s common stock or an amount in cash or other consideration determined by the Administrator to be of equal value as of the settlement date in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant and actual shares are issued in settlement of the award. Restricted stock units may be accompanied by the right to receive the equivalent value of dividends paid on shares of the Company’s common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights); however, dividend equivalents with respect to an award with performance-based vesting conditions that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the performance-based vesting conditions are subsequently satisfied and the award vests. The Administrator may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the participant’s election, in a manner intended to comply with Section 409A of the Internal Revenue Code.

•         Other Stock- or Cash-Based Awards. The Administrator is authorized to make other stock- or cash-based awards to any eligible individual under the 2016 CEO Share Allocation Plan. Such awards may entitle eligible individuals to receive shares, cash or other payments, including future payments, and may include cash bonus awards. Subject to the provisions of the 2016 CEO Share Allocation Plan, the number or value of shares to be awarded, conditions of such awards and criteria for vesting will be set by the Administrator.

Certain Transactions. The Administrator has broad discretion to take action under the 2016 CEO Share Allocation Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting the Company’s common stock, such as dividends or other distributions (whether in the form of cash, common stock, other securities, or other property), reorganizations, mergers, consolidations, Change in Control events (as that term is defined in the 2016 CEO Share Allocation Plan) and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with Company stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to outstanding awards. No single-trigger vesting acceleration applies under the 2016 CEO Share Allocation Plan in connection with a Change in Control event.

Amendment and Termination. The Administrator may amend, suspend or terminate the 2016 CEO Share Allocation Plan at any time. However, no amendment, other than an amendment that increases the number of shares available under the 2016 CEO Share Allocation Plan, may materially and adversely affect an award outstanding under the 2016 CEO Share Allocation Plan without the consent of the affected participant. Our Board of Directors is required to obtain stockholder approval for any amendment to the 2016 CEO Share Allocation Plan to the extent necessary to comply with applicable laws. The 2016 CEO Share Allocation Plan provides that in no event may an award be granted pursuant to the 2016 CEO Share Allocation Plan (including Conditional Awards) before we enter into the Contribution Agreement with Mr. Lindblad and after ten years from the date our Board of Directors adopted the 2016 CEO Share Allocation.

Forfeiture and Claw-backs. All awards (including any proceeds, gains or other economic benefit obtained in connection with any award) made under the 2016 CEO Share Allocation Plan are subject to any claw-back policy implemented by the Company, including any claw-back policy adopted to comply with the requirements of applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or award agreement.

United States Federal Income Tax Consequences

The following summary is based on an analysis of the Internal Revenue Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations, and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.

Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Internal Revenue Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Internal Revenue Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Internal Revenue Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Internal Revenue Code, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units. There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Excess Parachute Payments. Section 280G of the Internal Revenue Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2016 CEO Share Allocation Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the 2016 CEO Share Allocation Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Internal Revenue Code to the extent the awards granted under the 2016 CEO Share Allocation Plan are not exempt from coverage. However, if the 2016 CEO Share Allocation Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the United States federal income tax consequences in respect of the 2016 CEO Share Allocation Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The 2016 CEO Share Allocation Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Internal Revenue Code.

New Plan Benefits

Except with respect to the Conditional Awards, the benefits or amounts that may be received or allocated to participants under the 2016 CEO Share Allocation Plan will be determined at the discretion of the Administrator and are not currently determinable. The following table shows the benefits and amounts that will be received by each of the individuals and groups identified below with respect to the Conditional Awards if the 2016 CEO Share Allocation Plan is approved by stockholders:

NEW PLAN BENEFITS

2016 CEO Share Allocation Plan

Name and Position	Dollar Value ($)		Number of Shares
Named Executive Officers:
Sven-Olof Lindblad, President and Chief Executive Officer	$—		—
Ian T. Rogers, Chief Operating Officer, Vice President and Treasurer	$—		—
John T. McClain, Chief Financial Officer	$—		—
Dean (Trey) Byus III, Chief Expedition Officer	$—		—
Richard P. Fontaine, Chief Marketing Officer	$—		—
Mark D. Ein, Former Chief Executive Officer	$—		—
L. Dyson Dryden, Former Chief Financial Officer	$—		—
All Current Executive Officers as a Group (6 persons):	$—		—
All Current Non‒Executive Directors as a Group (7 persons including Mr. Ein and Mr. Dryden):	$—		—
All Non-Executive Officer Employees as a Group:	$10,050,000	(1)	1,000,000	(2)

____________

(1)      The amount shown is based on a per share price of $10.05, which was the closing price of our common stock on the New York Stock Exchange on April 6, 2016.

(2)      The amount shown assumes that Conditional Awards are granted prior to the date of the annual meeting with respect to the maximum number of shares available under the 2016 CEO Share Allocation Plan. In the event that not all of these shares are granted or if any portion of these awards is forfeited by the initial award recipient, such shares would remain or become again available for issuance under the plan and under the terms of the plan, may be granted to executive officers or non-executive directors, although no such grants to those groups is currently expected.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information on our equity compensation plans as of December 31, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,849,071	$2.69	2,200,000
Equity compensation plans not approved by security holders	—	—	—
Total(1)	2,849,071	$2.69	2,200,000	(2)

____________

(1)      Information is as of December 31, 2015.

(2)      Consists of shares available for issuance under our 2015 Long-Term Incentive Plan.

Recommendation and Vote Required

If this Proposal 4 is not approved by our stockholders, neither the 2016 CEO Share Allocation Plan nor the Contribution Agreement will become effective, and Mr. Lindblad will not transfer the Contribution Shares to the Company. In addition, the Conditional Awards that were previously granted under the 2016 CEO Share Allocation plan, subject to stockholder approval, will be forfeited by the participants and will terminate. This Proposal 4 is not intended to have any impact on our 2015 Long-Term Incentive Plan. Therefore, regardless of whether this Proposal 4 is approved by our stockholders, the 2015 Long-Term Incentive Plan will remain in full force and effect and we will continue to grant awards thereunder until its share reserve is exhausted.

In addition to the requirement that our stockholders approve the 2016 CEO Share Allocation Plan, in no event will any shares be issued under the 2016 CEO Share Allocation Plan (including any Conditional Awards) unless we enter into the Contribution Agreement with Mr. Lindblad, such that for every share corresponding to an award granted under the 2016 CEO Share Allocation Plan, we will receive a contribution of one share from Mr. Lindblad for no additional consideration.

Approval of the 2016 CEO Share Allocation Plan will require the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon.

Our Board of Directors recommends a vote FOR the approval of the 2016 CEO
Share Allocation Plan Proposal.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The following table provides information relating to the fees billed to us by Marcum LLP for the years ended December 31, 2015 and 2014:

	2015	2014
Audit fees(1)	$435,000	$48,960
Audit-related fees(2)	$86,005	$—
Tax fees	$—	$—
All other fees	$—	$—

____________

(1)      Audit fees consists of fees for professional services for the audit of our consolidated financial statements included in our annual report on Form 10-K and review of our condensed financial information included in our quarterly filings on Form 10-Q, including all services required to comply with the standards of the Public Company Accounting Oversight Board (United States), and fees associated with performing the integrated audit of internal controls over financial reporting (Sarbanes-Oxley Section 404 work). Lindblad incurred audit fees of $82,400 from Marcum LLP in connection with the audit of Lindblad’s financial statements prior to our merger.

(2)      Audit-related fees consist of professional services in connection with our merger with Lindblad.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The audit committee, in accordance with its charter, must pre-approve all non-audit services provided by our independent registered public accountants. The audit committee generally pre-approves specified series in the defined categories of audit services, audit related services and tax services up to specified amounts. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent registered public accountants or on an individual, explicit case-by-case basis before the independent auditor is engaged to provide each service.

The audit committee has considered whether the provision of the services not related to the audit of the financial statements acknowledged in the table above was compatible with maintaining the independence of Marcum LLP’s and is of the opinion that the provision of these services was compatible with maintaining Marcum LLP’s independence.

AUDIT COMMITTEE REPORT

The audit committee has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee discussed with management the quality and acceptability of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The audit committee also reviewed our consolidated financial statements for fiscal 2015 with Marcum LLP, our independent auditors for fiscal 2015, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Board of Directors has discussed with Marcum LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended.

The audit committee has received the written disclosures and the letter from Marcum LLP mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Board of Directors concerning independence and has discussed with Marcum LLP its independence and has considered whether the provision of non-audit services provided by Marcum LLP is compatible with maintaining Marcum LLP’s independence.

Based on the reviews and discussions referred to above, the Board of Directors recommended that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission. The Board of Directors has selected Marcum LLP as our independent auditor for 2016.

This report is submitted by the members of the audit committee of the Board of Directors:

L. Dyson Dryden (Chair)
Paul J. Brown
Mark D. Ein

STOCKHOLDER PROPOSALS FOR THE 2017 MEETING

Our bylaws provide that, for matters to be properly brought before an annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary.

Stockholder proposals intended for inclusion in our proxy statement relating to the next annual meeting in 2017 must be received by us no later than December 16, 2016. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

Notice to us of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 also will be considered untimely if received at our principal executive offices other than during the time period set forth below and will not be placed on the agenda for the meeting. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary at 96 Morton Street, 9th Floor, New York, NY 10014. To be timely, a stockholder’s notice shall be delivered to, or made any received by, the Secretary at our principal executive offices not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the annual meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs.

OTHER MATTERS

The Board knows of no matter to be brought before the annual meeting other than the matters identified in this proxy statement. However, if any other matter properly comes before the annual meeting or any adjournment of the meeting, it is the intention of the persons named in the proxy solicited by the Board to vote the shares represented by them in accordance with their best judgment.

ANNEX A

LINDBLAD EXPEDITIONS HOLDINGS, INC.

2016 CEO SHARE ALLOCATION PLAN

1.       Purpose and Background.

The Plan’s purpose is to enhance the ability of the Company and its Subsidiaries to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company or its Subsidiaries by providing these individuals with equity ownership or other equity-based incentive opportunities. Capitalized terms used in the Plan are defined in Section 9. The Plan was initially adopted by the Board in connection with a Contribution Agreement (the “Contribution Agreement”) entered into or expected to be entered into between the Company and Sven-Olof Lindblad (“Lindblad”) pursuant to which the Company and Lindblad agreed or will agree that, subject to the approval of this Plan by the Company’s stockholders, Lindblad will transfer 1,000,000 Shares (the “Contributed Shares”) to the Company as a contribution to the capital of the Company as and when a corresponding number of Shares or other Awards are granted to Participants under this Plan.

2.       Eligibility.

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3.       Administration and Delegation.

(a)      Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

(b)     Appointment of Committees. To the extent Applicable Laws permit, the Administrator or the Board may delegate any or all of its powers under the Plan to one or more Committees. The Administrator or the Board may abolish any such Committee or re-vest in itself any previously delegated authority at any time.

4.       Stock Available for Awards.

(a)      Number of Shares. Subject to adjustment under Section 6 and the terms of this Section 4, the Company will grant Awards covering a number of Shares equal to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares and represent an amount that is intended to be equivalent to the Contributed Shares.

(b)     Share Recycling. If all or any part of an Award expires, lapses or is terminated, surrendered, or forfeited, the unused Shares covered by the Award will be available to be reissued by the Company under the Plan, provided, however, that any Shares that are tendered to the Company or withheld to satisfy any applicable withholding taxes will not be available for reissuance pursuant to this Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

5.       Restricted Stock; Restricted Stock Units; Other Stock or Cash Based Awards.

(a)      General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in

Annex A-1

the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

(b)     Restricted Stock.

(i)       Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

(ii)      Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

(c)      Restricted Stock Units.

(i)       Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(ii)      Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(iii)     Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(d)     Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including cash bonus awards (including annual or other periodic or long-term cash bonus awards), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards or as standalone payments. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal, transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

6.       Adjustments for Changes in Common Stock and Certain Other Events.

(a)      Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 6, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award, granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 6(a) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

Annex A-2

(b)     Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(i)       To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(ii)      To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii)     To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares, as determined by the Administrator;

(iv)     To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of, and the criteria included in, outstanding Awards;

(v)      To replace such Award with other rights or property selected by the Administrator; and/or

(vi)     To provide that the Award will terminate and cannot vest or become payable after the applicable event.

(c)      General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 6(a) above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 6.

Annex A-3

7.       General Provisions Applicable to Awards.

(a)      Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

(b)     Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)      Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

(d)     Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

(e)      Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. Except as the Company otherwise determines, all such payments will be made in cash or by check made payable to the order of the Company. The Company or any Subsidiary may, to the extent Applicable Laws permit, deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates from any payment of any kind otherwise due to a Participant. Notwithstanding the foregoing, Participants may satisfy such tax obligations (i) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their fair market value, and (ii) if there is a public market for Shares at the time the tax obligations are satisfied (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator. If any tax withholding obligation will be satisfied under clause (i) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

(f)      Amendment of Award. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type and changing the settlement date. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Section 6 or pursuant to Section 8(f).

(g)     Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which

Annex A-4

the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(h)      Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

8.       Miscellaneous.

(a)      No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Subsidiary. The Company and its Subsidiaries expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

(b)     No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan or stop-transfer orders that the Administrator deems necessary or appropriate to comply with Applicable Laws.

(c)      Effective Date and Term of Plan. The Plan will become effective on the date it is adopted by the Board (the “Effective Date”), subject to approval of the Company’s stockholders and subject to the execution of the Contribution Agreement by the Company and Lindblad (the “Execution Date”). No Award may be granted under the Plan before the Execution Date or after ten years from the earlier of (i) the Effective Date or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders within 12 months after the Effective Date, it will not become effective and any Awards previously granted under the Plan shall be cancelled without consideration or payment therefor. In no event will any Shares be issued to any Participant pursuant to an Award under the Plan unless and until the Plan has been approved by the Company’s stockholders.

(d)     Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(e)      Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f)      Section 409A.

(i)       General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company and its Subsidiaries make no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company and its Subsidiaries will have no obligation under this Section 8(f) or otherwise to

Annex A-5

avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(ii)      Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(iii)     Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(g)     Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

(h)      Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

(i)       Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s

Annex A-6

participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 8(i) in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 8(i). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

(j)       Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

(k)      Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

(l)       Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

(m)    Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

(n)      Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

(o)     Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

(p)     Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

(q)     Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 7(e): (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

Annex A-7

9.       Definitions. As used in the Plan, the following words and phrases will have the following meanings:

(a)      “Administrator” means the Committee. To the extent the Administrator is not the Board, the Board hereby delegates all power and authority necessary to carry out the intent and provisions of this Plan, subject only to such limitations on delegation of authority as may apply under Applicable Laws.

(b)     “Applicable Accounting Standards” means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company’s financial statements under U.S. federal securities laws.

(c)      “Applicable Laws” means the requirements relating to the administration of incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

(d)     “Award” means, individually or collectively, a grant under the Plan of Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

(e)      “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

(f)      “Board” means the Board of Directors of the Company.

(g)     “Change in Control” means and includes each of the following:

(i)       A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (a) and (b) of subsection (iii) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)      During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)     The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination (other than the Merger) or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

a.       which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

Annex A-8

b.       after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (b) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (i), (ii) or (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(h)      “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(i)       “Committee” means the Board or one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit, provided that, except with respect to awards that are granted to a Participant who is or may be subject to the provisions of Rule 16b-3, during the period of time that Lindblad serves as a Company Director, “Committee” means a committee of the Board that consists of a single Director, who shall be Lindblad. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(j)       “Common Stock” means the common stock of the Company.

(k)      “Company” means Lindblad Expeditions Holdings, Inc., a Delaware corporation, or any successor.

(l)       “Consultant” means any person, including any adviser, engaged by the Company or its Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

(m)    “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

(n)      “Director” means a Board member.

(o)     “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

(p)     “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

(q)     “Employee” means any employee of the Company or its Subsidiaries.

(r)       “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common

Annex A-9

Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

(s)      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t)       “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

(u)      “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards, which may be, but shall not be required to be, valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

(v)      “Overall Share Limit” means 1,000,000 Shares.

(w)     “Participant” means a Service Provider who has been granted an Award.

(x)      “Plan” means this 2016 CEO Share Allocation Plan.

(y)      “Restricted Stock” means Shares awarded to a Participant under Section 5 subject to certain vesting conditions and other restrictions.

(z)      “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

(aa)   “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

(bb)   “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(cc)   “Securities Act” means the Securities Act of 1933, as amended.

(dd)   “Service Provider” means an Employee or Consultant.

(ee)   “Shares” means shares of Common Stock.

(ff)     “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

*  *  *

Annex A-10

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class A Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Paul J. Brown 02 Bernard W. Aronson

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

0000000000 02

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000287100_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com

LINDBLAD EXPEDITIONS HOLDINGS, INC.
Annual Meeting of Stockholders
June 2, 2016 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint Sven-Olof Lindblad and Ian T. Rogers, and each or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of LINDBLAD EXPEDITIONS HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT on June 2, 2016, at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000287100_2 R1.0.1.25